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                                                                    EXHIBIT 10.1
                                                                    ------------

                      VIDEO-ON-DEMAND PURCHASE AGREEMENT

This Video-On-Demand Purchase Agreement ("this Agreement") is made this 1st day of December, 2000, by and between SeaChange International, Inc., 124 Acton Street, Maynard, Massachusetts 01754 ("SeaChange"), and Comcast Cable Communications of Pennsylvania, Inc., 1500 Market Street, Philadelphia, PA 19102 ("Comcast") setting forth the terms and conditions governing the sale and licensing from time to time by SeaChange to Comcast of SeaChange's video-on-demand equipment (the "Equipment") and software (the "Software") and related documentation and services. The Equipment and Software are collectively referred to as "Product" or the "Products".

1.   ORDERING PROCESS AND PROCEDURE

     All purchases by Comcast hereunder shall be pursuant to a purchase order issued by Comcast and accepted by SeaChange ("Order"). SeaChange shall accept an Order by written acknowledgment or by commencement of performance. Comcast may issue Orders in writing, by facsimile, or, if available, by means of Electronic Data Interchange (EDI). All Orders shall be subject to the terms this Agreement, whether or not this Agreement is referenced in such Order. No other terms shall apply to an Order, unless agreed upon by both parties in writing.

2.   PRICES

2.1 The list prices and license fees applicable to the Products shall be SeaChange's then current prices and fees, including SeaChange's then standard discounts and allowances, set forth in SeaChange's published Price List in effect on the date of order. A copy of SeaChange's Price List in effect on the date of this Agreement is set forth in Attachment A. All prices and license fees are for delivery FOB Maynard, Massachusetts and are net of all taxes, duties and other governmental charges. All transportation, rigging and draying charges shall be paid by Comcast.
     There shall be added to the prices and license fees all taxes, and other governmental charges, however designated, levied or based on the sale or license of the Products or their use, including, without limitation, state and local privilege or excise taxes based on gross revenue and import or export duties, and any taxes or amounts in lieu thereof paid or payable by SeaChange in respect of the foregoing, exclusive, however, of taxes based on SeaChange's income. Any personal property taxes assessable on the Products after delivery to the carrier shall be borne by Comcast. Freight charges for shipments outside the continental United States shall be on a prepaid or collect basis only.

2.2 Service prices for integration of Comcast-owned equipment will be quoted on a case-by-case basis and will assume that such equipment meets SeaChange's specifications and that it is available and ready to install at time of system integration. Service charges for labor required to integrate or repair Comcast-
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     owned equipment or to dismantle and make such equipment ready for integration will be billed separately plus expenses.

2.3 In addition to SeaChange's standard discounts applicable to the Products, all Product prices and fees (other than fees for services of any kind) shall be subject to the additional discounts set forth in Attachment A during the term of this Agreement, including any renewals thereof.

2.4 Notwithstanding anything herein to the contrary, the prices and fees for Products hereunder shall be no greater than those offered to other SeaChange commercial customers under substantially similar terms and conditions for substantially similar volume purchases at the time of purchase, pursuant to the terms more fully set forth in Section 18 below.

3.   PAYMENT TERMS

3.1 Payment for all Products and services ordered shall be made in United States Dollars in two installments as follows:

     (a)  50% with Comcast's Order;

     (b) 50% within thirty (30) days after the date of delivery as evidenced by SeaChange's notice of delivery and invoice.

3.2 All payments are to be paid to SeaChange at the address set forth in SeaChange's invoice.

4.   TITLE AND RISK OF LOSS

     Title to the Equipment shall pass to Comcast upon delivery at the FOB point. Title to Software shall not pass to Comcast at any time, but shall remain with SeaChange or its licensor. The Products will be packaged in accordance with standard commercial practices for domestic shipment and will be shipped by means deemed most appropriate by SeaChange unless shipping instructions are otherwise specified in writing by Comcast. Comcast shall be responsible for all risk of loss or damage or destruction to the Products from and after delivery of the Products by SeaChange to the carrier at the FOB point.

5.   SECURITY INTEREST

     SeaChange reserves a purchase money security interest in all of the Products until the price and license fees shall have been paid in full. Comcast agrees to execute any documents requested by SeaChange to protect SeaChange's security interest.

6.   INSTALLATION

     SeaChange shall install the Products in accordance with its standard installation and testing procedures, which are set forth in Attachment B, and shall notify
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     Comcast of the successful completion of installation. Comcast shall provide a suitable installation environment with all necessary facilities, as specified by SeaChange, on or before the scheduled date of delivery of the Products and shall furnish all labor required for unpacking and placing the Products in the desired location in accordance with SeaChange's standard procedures. SeaChange shall be given reasonable access to the Products upon arrival of the Products at Comcast's installation site for the purpose of installation and testing of the Products. The "Installation Date" shall be the (a) date SeaChange furnishes Comcast with its certificate of successful completion of installation and testing procedures, or (b) if Comcast has not provided SeaChange with a suitable installation environment or installation support as required herein which results in a delay in commencement of installation, on the thirtieth (30/th/) day following delivery of the Products.

7.   DOCUMENTATION

     Two (2) sets of manuals for each Product will be provided by SeaChange on or before the Installation Date at no cost to Comcast. Additional copies of such manuals are available from SeaChange at prevailing prices.

8.   MAINTENANCE SERVICE

     SeaChange shall provide to Comcast maintenance service and technical support on all Products through December 31, 2002 in accordance with the terms set forth in Attachments A and C. Thereafter, pursuant to its standard maintenance agreement, a form of which is attached hereto as Attachment C, SeaChange will offer Comcast maintenance service for the Products at SeaChange's then current prices and fees in accordance with its then current published Price List.

9.   LICENSE OF SOFTWARE

9.1 The Software provided hereunder is furnished to Comcast under a nontransferable, nonexclusive license for use solely on the Equipment on which first installed for the sole purpose of operating the Equipment. In the event SeaChange furnishes to Comcast media containing additional software programs or routines not specified as Software licensed hereunder, Comcast shall make no attempt to copy or otherwise use or disclose any such additional software program or routines for any purpose.

9.2 Comcast shall NOT remove any copyright, trademark, proprietary rights, legal or warning notice included on or embedded in any part of the Software.

9.3 Comcast will not sell, license, sublicense, rent, lease or otherwise transfer or assign the Software, whether by operation of law or otherwise, without the written permission of SeaChange, except that Comcast may transfer the Software to an affiliate of Comcast provided that the Equipment on which such Software is used is also transferred to such affiliate and such affiliate agrees in writing to be bound by the Software license terms set forth in this Agreement.
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9.4  No reproduction rights in or to the Software or related documentation are granted hereunder to Comcast. Comcast agrees that it will not, except for archival purposes, copy, reproduce, duplicate by any means, or translate into a machine language the Software or any portion thereof without the prior written approval of SeaChange. Further, Comcast shall not, nor shall Comcast permit any other person to, compile, decompile, or reverse engineer the Software (except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation), or otherwise permit the unauthorized use of the Software, and any attempt to do so shall be a material breach of this Agreement.

9.5 The license granted hereunder to the Software shall be effective from the date of delivery of the Software and shall remain in force until terminated as provided herein. SeaChange reserves the right to terminate any license of the Software upon written notice in the event that Comcast shall fail to pay any portion of the purchase price or license fee for the Products when due, or Comcast shall make any improper use, transfer, duplication or disclosure of the Software or in any other way breach this Agreement, provided that Comcast shall have thirty (30) days from the date of such notice to cure such breach. If the breach is not cured within the applicable cure period, the applicable license shall terminate immediately and Comcast shall immediately return the applicable Software, documentation and any copies thereof to SeaChange. The opportunity to cure, however, shall not affect SeaChange's right to obtain injunctive relief immediately.

10.  WARRANTY

10.1 SeaChange warrants that the Equipment shall be fully functional and free from defects in material and workmanship, and shall materially conform to the functional specifications set forth in Attachment D, for a period of two (2) years from the Installation Date. The foregoing warranty shall not apply unless the Products are operated in strict conformance with SeaChange's manuals furnished with the Products. Written notice of any claimed defect must be given within thirty (30) days after such defect is first discovered. SeaChange's obligation under this warranty is limited, at its option, to the repair or replacement of the Equipment, components, or parts thereof which prove to be other than as warranted above. Such repair or replacement will be made at SeaChange's designated plant or repair facility, and shall be at SeaChange's expense; however, transportation or inspection charges covering any Equipment, component or part returned that proves not to be defective in accordance with the terms of this warranty shall be paid by Comcast. No Equipment is to be returned to SeaChange without first receiving instructions regarding return procedures. This warranty does not extend to any labor charges for physical removal and/or replacement of defective Equipment or components or parts thereof.

10.2 SeaChange warrants that the Software furnished hereunder will perform in material conformance with its published specifications for a period of two
     (2) years from the Installation Date. In the event of any failure to so perform,
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     SeaChange will use all reasonable commercial efforts to repair or circumvent the defect, which shall be Comcast's sole remedy. It is understood that SeaChange does not warrant that the Software will be error-free.

10.3 Notwithstanding anything herein to the contrary, Products that are not manufactured or developed by SeaChange, but are supplied or sublicensed by SeaChange, and which are wholly or partially integrated into a system are warranted only to the extent, and subject to the terms, of the original warranty given by the manufacturer to SeaChange. Comcast must give prompt written notice to SeaChange of any defect or failure of such Products and provide satisfactory proof thereof.

10.4 The warranties set forth herein shall not apply to Products requiring adjustments, correction, repair, or replacement, or increase in service time, caused by:

     (a) electrical work external to the Products(discuss with Comcast & SeaChange), or the attachment or use of accessories or other devices, including networking devices, not furnished, approved or recommended by SeaChange; or failure to properly maintain the same;

     (b)  accident, transportation, neglect or misuse;

     (c) alterations, including, but not limited to, any deviation from circuit or network designs or structural equipment recommended by SeaChange, installation or removal of Product features not recommended by SeaChange, and all other modifications not recommended by SeaChange, whenever any of the foregoing is performed by any person other than those authorized by SeaChange;

     (d) failure to provide and maintain a suitable installation environment with all facilities specified by SeaChange (including, but not limited to, failure of, or failure to provide, adequate electrical power, air-conditioning, humidity control) or from use of supplies or materials not meeting SeaChange's specifications;

     (e) repair or replacement of consumable supplies or parts which have reached the end of their useful life; or

     (f)  the use of a Product for other than the purposes for which designed.

10.5 SEACHANGE MAKES NO REPRESENTATION OR WARRANTY OTHER THAN THOSE SET FORTH IN THIS AGREEMENT. THE WARRANTY STATED HEREIN IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
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11.  Infringement Indemnity

     SeaChange shall, at its expense, defend, indemnify and hold harmless Comcast from and against any claim of infringement of any United States patents or copyrights by any Products manufactured or developed by SeaChange, provided that (i) SeaChange is promptly informed in writing of such claim and furnished a copy of each communication, notice or other action relating to the alleged infringement, (ii) SeaChange shall have control over the defense and negotiations for a settlement or compromise,
     (iii) SeaChange is given all reasonable authority, information and assistance from Comcast (at SeaChange's expense) necessary to defend or settle such suit or proceeding, and (iv) Comcast incurs no obligation or liability without the prior written consent of SeaChange. The foregoing obligation of SeaChange does not apply to Products or portions or components thereof (a) which are modified by persons or entities other than SeaChange (or persons or entities employed or contracted by SeaChange) if the alleged infringement relates to such modification unless such modification was recommended or approved by SeaChange or (b) combined with other products, processes or materials not supplied or recommended by SeaChange where the alleged infringement relates to such combination. If any claim that SeaChange is obligated to defend has occurred or, in SeaChange's opinion, is likely to occur, SeaChange may, at its option, either (i) procure for Comcast the right to continue to use the applicable Product, (ii) replace or modify the Product so it becomes non-infringing, or (iii) refund the undepreciated portion of the price paid by Comcast for such Product, assuming a 60-month straight-line depreciation schedule.
     This Section states the entire liability of SeaChange with respect to infringement of any copyrights, patents, or other intellectual property rights by the Products.

12.  LIMITATION OF LIABILITY

     Except with respect to SeaChange's obligations under Section 11 above, and except for personal injury or tangible property damage caused by the gross negligence or willful misconduct of SeaChange in the performance of services hereunder, SeaChange's liability in contract, tort or otherwise arising out of or in connection with the sale, license or use of the Product, shall not exceed the purchase price or license fee paid by Comcast with respect to the Product that is the subject of the claim. IN NO EVENT SHALL SEACHANGE OR ITS DEVELOPERS, DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL, MULTIPLE, CONSEQUENTIAL, OR TORT DAMAGES (INCLUDING ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS, LOSS OF SAVINGS, LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE PRODUCT, CUSTOMER'S INABILITY TO USE THE PRODUCT OR SEACHANGE'S PERFORMANCE OF SERVICES, EVEN
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     IF SEACHANGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.  CONFIDENTIALITY

13.1 It is anticipated that the parties may be required to exchange certain confidential information ("Information") to the other in the course of performing this Agreement. From the date of disclosure, and until two (2) years following such date, the recipient of Information ("Recipient") shall maintain the Information in confidence and limit its use to the performance of this Agreement, using at least the same degree of care as it employs to protect its own confidential information of a similar nature, but not less than a reasonable standard of care, provided the Information is identified in writing as confidential at the time of disclosure, or if orally disclosed is identified as confidential at the time of disclosure and confirmed in writing within 20 days after the oral disclosure. Recipient shall have no obligation hereunder with respect to any Information that is:

     (a) generally known to the public at the time of disclosure, or becomes known to the public without breach of this Agreement; or

     (b) known to the Recipient prior to the disclosure, or is independently developed by the Recipient without reference to or use of any other portion of the Information; or

     (c) obtained by the Recipient in good faith from a third party not under obligation of secrecy to the disclosing party (hereafter called "Discloser");

     (d) the subject of a court or government agency order to disclose, provided the Recipient gives prompt notice to the Discloser to allow the Discloser to contest such order.

     The Recipient shall have the burden of proving that any of the above exceptions apply by means of documentary evidence available at the time Recipient claims the exception first became applicable.

13.2 Title to all tangible forms of the Information, and all copies thereof, shall be and remain with Discloser. Recipient shall not copy or otherwise reproduce, in whole or in part, any Information without the prior written authorization of Discloser, except as may be reasonably necessary to fulfill the purpose of this Agreement. Recipient shall not disclose any Information to any third party other than employees and contractors having a need to know to support performance of this Agreement and who are subject to written confidentiality agreements whose terms are substantially similar to this Section. Recipient shall promptly return or destroy all tangible forms of the Information, and copies thereof, upon Discloser's request or termination of this Agreement.

13.3 It is understood, however, that SeaChange has performed substantial development relating to the design and manufacture of digital video and other products, and that SeaChange has relationships with other companies which may be competitors
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     of Comcast. It is further understood that Comcast has relationships with other companies that may be competitors of SeaChange. Neither this Agreement, nor receipt of Information hereunder, shall limit either party's independent development, manufacture, or marketing of products or systems involving technology or ideas similar to those disclosed, nor will this Agreement or receipt of Information hereunder prevent either party from undertaking similar efforts or discussions with third parties, including competitors of the other party.

14.  TERM AND TERMINATION

14.1 This Agreement will become effective as of the date first above written and will continue for an initial term of four (4) years. This Agreement may be renewed by Comcast for an additional two (2) year period with written notice to SeaChange at least ninety (90) days prior to the expiration of the initial term. If Comcast renews this Agreement pursuant to the previous sentence, this Agreement shall be automatically renewed thereafter for successive one (1) year periods until terminated at the end of the then current renewal period by either party with at least ninety
     (90) days prior written notice.

14.2 Either party shall be in default of this Agreement if such party:

     (a) substantially fails to perform any material provision of this Agreement;

     (b) assigns this Agreement, or any obligation or right under this Agreement to a third party that is not an affiliate of such party; or

     (c) becomes insolvent or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or part of that party's assets.

     In the event of a default, the non-defaulting party may terminate the Agreement and any outstanding Orders if the other party has failed to cure such default within thirty (30) calendar days after its receipt of a notice of default and intent to terminate. Notwithstanding the previous sentence (except with respect to non-payment), if a cure is not possible within such thirty (30) days, and if the defaulting party diligently pursues a cure of such default during such thirty (30) day period and thereafter, then the cure period shall extend up to a total of sixty (60) calendar days.

14.3 Termination or expiration of this Agreement shall not relieve either party of any of its then-accrued obligations, including without limitation payment obligations for delivered Products or for any then applicable cancellation charges pursuant to this Agreement.

14.4 Notwithstanding any other provision of this Agreement, in the event that SeaChange and Comcast SC Investment, Inc. (the "Investor"), an affiliate of Comcast, terminate that certain Common Stock and Warrant Purchase Agreement of even date herewith prior to the consummation of the investment by the Investor in SeaChange as described therein, either SeaChange or Comcast may terminate
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     this Agreement upon fifteen (15) days prior written notice to the other party within ten (10) days of the date on which such Common Stock and Warrant Purchase Agreement is terminated, whereupon this Agreement shall become null and void and of no further force or effect and neither party shall have any further obligations to the other hereunder.

15.  CANCELLATION OF AN ORDER AND RETURN OF PRODUCTS

15.1 Comcast may not cancel any Order within thirty (30) days of the scheduled delivery date. To the extent that SeaChange can not use the products to fulfill another Order from Comcast or another third party within a reasonable time frame, cancellation of any Order by Comcast, other than as provided in Section 14.2 above, shall obligate Comcast to pay all expenses incurred in commitments made by SeaChange and all unrecoverable costs incurred by SeaChange. In the event of any such cancellation, SeaChange shall use reasonable commercial efforts to mitigate such costs and expenses.

15.2 Acceptance of goods for return shall be made only with prior written authorization by SeaChange and in accordance with SeaChange's standard policy relevant to restocking charges.

16.  CHANGES

     SeaChange reserves the right, at its option, to modify or change the Equipment in whole or in part, at any time prior to delivery thereof in order to include electrical or mechanical improvements deemed appropriate without incurring any liability to modify or change the Equipment previously delivered.

17.  INSURANCE

     SeaChange will provide the following insurance coverage at its own expense throughout the term of this Agreement:

     (a) Workers' compensation insurance, as required by law, and employer's liability insurance with at least a $100,000.00 limit.

     (b) Personal injury, bodily injury, and property damage liability insurance, including automobile coverage, with personal injury and bodily injury of not less than $1,000,000.00 combined single limit, and property damage of at least $500,000.00 for any one occurrence.

     SeaChange will also furnish upon request a certificate of insurance to Comcast for the required coverage's, which certificate shall name Comcast as an additional insured.
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18.  MOST FAVORED CUSTOMER PROVISION

18.1 Most Favored Customer Provision.  Notwithstanding any other provision in
     -------------------------------
     any other agreement entered into between SeaChange or any of its affiliates and Comcast or any of its affiliates, Comcast and each of its affiliates are hereby accorded the right to receive "most favored customer" terms and conditions from SeaChange and any of its affiliates, meaning that each of Comcast and its affiliates shall be entitled to such terms and conditions, including, but not limited to, price and any and all kinds of incentives (including any equity incentives awarded), with respect to the purchase of SeaChange's or any of its affiliates' Products and services hereunder, that are no less favorable than each of those terms and conditions offered by SeaChange or any of its affiliates to any other party, individually or collectively, at any time and from time to time, without regard to the size (through volume discounts or otherwise) or identity of such other parties or their ownership interests in SeaChange or any of its affiliates; provided that such "most favored customer" terms and conditions shall not apply to any existing customer agreements that were disclosed to Comcast prior to the date first above written in a written document referring specifically to this Section 18. Without limiting the generality of the foregoing, in the event that SeaChange enters into any agreement with any other party, which agreement contains a "most favored customer" provision that is superior to the provisions of this Section 18, Comcast and each of its affiliates shall be entitled to the benefit of such superior "most favored customer" provision. The "most favored customer" status afforded Comcast and its affiliates hereunder shall apply by comparison of complete offerings of Products and services offered Comcast and its affiliates on the one hand and a third party on the other, such that the overall contractual relationship between Comcast or any of its affiliates and SeaChange or any of its affiliates shall be on no less favorable terms than SeaChange's or its affiliates' contractual relationship with such third party, taken in its entirety. Comcast acknowledges that a third party may have more favorable terms with regard to a specific line item, and such shall not in and of itself constitute a violation or breach of this Section 18.

18.2 Audit Right.  Comcast may, upon reasonable notice to SeaChange, instruct
     -----------
     an external independent auditor to audit the relevant books and records of SeaChange to ensure compliance with Section 18.1. In the event that SeaChange is found to be in violation of Section 18.1, SeaChange agrees to
     (i) pay the reasonable expenses of the independent auditor, (ii) refund or credit overpaid amounts to Comcast or its Affiliates, as the case may be, against future license fees (at the election of Comcast or the Affiliate) and (iii) to the extent possible, give retroactive and prospective effect to non-economic terms and conditions as required by Section 18.1.
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19.  HARDWARE AND SOFTWARE INTEGRATION

     SeaChange shall provide to Comcast, at no additional charge, from the signing of this Agreement until December 31, 2002, all reasonable hardware and software integration services required to provide a fully functional SeaChange VOD system, as described in Attachment D, to Comcast including, but not limited to, the following integration:

  . Motorola headend controller and set top platform including DAC controller and DCT 2000 and DCT 5000 class set tops.

  . Scientific Atlanta headend controller and set top platform including DNCS controller and Explorer 2000 and Explorer 6000 class set tops.

  .  PACE Genesis class set top.

  .  Integrated QAM modulation equipment internal to the SeaChange Product.

  .  Integrated Up-Conversion equipment internal to the Seachange Product.

  .  Comcast VOD Navigator and User Interface.

  .  Comcast Interactive Programming Guide.

  . Set top operating system software or Comcast chosen middleware software, including VRTX, Power TV, Liberate Technologies, Microsoft and WorldGate.

  .  Comcast billing system, including Cable Data and Convergys.

  . Content encoding, encryption, distribution (digital linear tape and satellite), loading, tracking and auditing including requirements by content providers In Demand, Intertainer, TVN or an industry standard.

20.  APPLICATION INTEGRATION

     SeaChange shall make available to Comcast an application integration laboratory for Comcast and SeaChange to jointly develop new products such as User Interface design, interactive advertising with streaming media, Internet Protocol media storage and streaming, time shifted programming and personal video recording/streaming to a television through a set top box.

21.  DEPLOYMENT COMMITMENT

21.1 Comcast shall commit to deploy SeaChange Equipment on two-way capable digital headends that serve 1 million basic subscribers by December 31, 2002 (the "Deployment Commitment"), subject to SeaChange's obligation to fulfill the conditions precedent set forth in Section 21.2. Should SeaChange fail to fulfill the conditions set forth in Section 21.2 by December 31, 2000, then the terms of the
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     Deployment Commitment and related provisions of this Agreement shall shift out in time, from December 31, 2002, proportionally to the time differential between December 31,2000 and the date that SeaChange fulfills the conditions set forth in Section 21.2.

21.2 The Deployment Commitment shall not activate until SeaChange has provided to Comcast a fully functional VOD Product, as described in Attachment D, and met the following conditions precedent:

     (a) SeaChange VOD Product is integrated, with respect to all material functions, with the Motorola headend DAC controller and DCT 2000 set top platform.

     (b) SeaChange VOD Product is integrated, with respect to all material functions, with the Scientific Atlanta headend DNCS controller and Explorer 2000 set top platform.

     (c) SeaChange VOD Product has internal integrated QAM modulation equipment or an option for Comcast to accept an external High Density Integrated QAM/Up-Conversion solution at no additional cost to Comcast.

     (d) SeaChange VOD Product is integrated, with respect to all material functions, with the Power TV set top operating system software for the Scientific Atlanta Explorer 2000 set top platform, WorldGate Communications middleware software for the Motorola DCT 2000 set top platform, and Liberate Technologies middleware software for the Motorola DCT 2000 set top platform.

     (e) SeaChange VOD Product is integrated, with respect to all material functions, with the Cable Data Comcast billing system.

22.  WARRANT ISSUANCE

22.1 On the terms set forth in this Section 22, and without any additional consideration therefor, SeaChange shall issue to Comcast Cable SC Investment, Inc. (the "Holder"), an affiliate of Comcast, warrants (each, an "Incentive Warrant," and collectively, the "Incentive Warrants") to purchase shares of SeaChange's common stock, par value $0.01 per share (the "Common Stock"), at a per share exercise price equal to the average of the Current Market Prices (as defined below) of the Common Stock for the fifteen consecutive Trading Days (as defined below) ending on the Determination Date (as defined below) with respect to which such Incentive Warrant is issued, or, if such Determination Date is not a Trading Day, then ending on the last Trading Day immediately prior to such Determination Date. Each Incentive Warrant shall be exercisable by the Holder for a period of five years from the date of issuance, and shall have such other rights, preferences, privileges and restrictions as are set forth in the form of Incentive Warrant attached hereto as Attachment E. The shares of Common

     Stock purchasable upon exercise of each Incentive Warrant (the "Warrant Shares") shall have those registration rights set forth in that certain Registration Rights Agreement dated as of the date hereof among SeaChange, Comcast SC Investment, Inc. and the Holder, substantially in the form attached hereto as Attachment F.

22.2 Prior to the end of the calendar month immediately following each Determination Date, Comcast shall provide to SeaChange a certification signed by an officer of Comcast on behalf of Comcast of the number of Committed Subscribers (as defined below) as of such Determination Date and the applicable Warrant Number (as defined below) for the Incentive Warrant to be issued by SeaChange in respect thereof, if any. Promptly upon receipt of such certification, but in no event more than five Business Days (as defined below) thereafter, SeaChange shall issue to the Holder an Incentive Warrant to purchase a number of Warrant Shares equal to such Warrant Number.

22.3 The Warrant Factors (as defined below) shall be subject to adjustment from time to time as described in this Section 22.3.

     (a) In case SeaChange shall pay or make a dividend or other distribution on the Common Stock of SeaChange in Common Stock or any other security convertible into or exchangeable for shares of Common Stock (other than any rights, options or warrants described in subsection (b) of this Section 22.3), the Warrant Factors shall each be adjusted by multiplying such Warrant Factor by a fraction of which (i) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (B) the total number of shares of Common Stock constituting such dividend or distribution (or, in the case of a dividend or distribution of securities convertible into or exchangeable for shares of Common Stock, the total number of shares of Common Stock underlying such securities), and (ii) the denominator shall be such number of shares referred to in clause (i)(A) above, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (b) In case SeaChange shall hereafter issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), (i) the

          Warrant Factors shall each be adjusted by multiplying such Warrant Factor by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase (or such number of shares of Common Stock underlying any convertible securities so offered for subscription or purchase), and (B) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination (for the purposes of this subsection (b), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock), and (ii) if any such rights, options or warrants expire or terminate without having been exercised or are exercised for a consideration different from that utilized in the computation of any adjustment or adjustments on account of such rights, options or warrants, the Warrant Factors shall be readjusted such that each Warrant Factor would be the same as would have resulted had such adjustment been made without regard to the issuance of such expired or terminated rights, options or warrants or based upon the actual consideration received upon exercise thereof, as the case may be, which readjustment shall become effective upon such expiration, termination or exercise, as applicable; provided, however, that all readjustments in the Warrant Factors based upon any expiration, termination or exercise for a different consideration of any such right, option or warrant, in the aggregate, shall not cause the Warrant Factors to be less than the Warrant Factors immediately prior to the time such rights, options or warrants were initially issued (without regard to any other adjustments of such number under this subsection (b) that may have been made since the date of the issuance of such rights, options or warrants).

     (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Warrant Factors shall each be proportionately increased, such increase to become effective immediately prior to the opening of business on the next Business Day following the day upon which such subdivision occurs, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Warrant Factors shall each be proportionately decreased, such reduction to become effective immediately prior to the opening of business on the next Business Day following the day upon which such combination occurs.

     (d) In case SeaChange shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in subsection (b) of this Section 22.3, any dividend or distribution paid exclusively in cash and any dividend referred to in subsection (a) of this Section 22.3), the Warrant Factors shall each be adjusted by multiplying such Warrant Factor by a fraction of which
          (i) the numerator shall be the Current Market Price at the close of business on the date fixed for such determination and (ii) the denominator shall be such Current Market Price less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for the determination of stockholders entitled to receive such distribution.

     (e) In case of any reclassification, recapitalization or other change in the outstanding securities of any class issuable upon exercise of the Incentive Warrants thereafter issuable hereunder (including any such reclassification, recapitalization or other change upon a consolidation or merger in which SeaChange is the continuing corporation, but not including any transactions for which an adjustment is provided in subsection (c), (d) or (f) of this Section 22.3), the provisions of this Section 22 shall be immediately and automatically amended, without any further action on the part of SeaChange, Comcast or the Holder, to the extent necessary to provide that any Incentive Warrant issued thereafter shall entitle the Holder to exercise such Incentive Warrant into the kind and amount (if any) of securities, cash and other property receivable upon such reclassification, recapitalization or other change by a holder of the number of shares of Common Stock that would have otherwise been issuable upon exercise of such Incentive Warrant had it been issued and exercised immediately prior to such reclassification, recapitalization or other change, subject to any further adjustment as provided herein, at an exercise price equal to the fair market value of such securities, cash and other property on the date such Incentive Warrant is actually issued (calculated as described in Section 22.1 above). The above provisions of this subsection (e) shall similarly apply to successive reclassifications, recapitalizations and other changes in the outstanding securities of the class issuable upon exercise of the Incentive Warrants thereafter issuable hereunder.

     (f) In case of any consolidation of SeaChange with, or merger of SeaChange into, any other person, any merger of another person into SeaChange (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock) or any sale or transfer of all or substantially all of the assets of SeaChange, in each case in which this Agreement remains in full force and effect, the provisions of this Section 22.3 shall be immediately and automatically amended, without any further action on the part of SeaChange, Comcast or the Holder, to the extent necessary to provide that any Incentive Warrant issued thereafter shall entitle the Holder to exercise such Incentive Warrant into the kind and amount (if any) of securities, cash and other property receivable upon such consolidation, merger, sale of transfer by a holder of the number of shares of Common Stock that would have otherwise been issuable upon exercise of such Incentive Warrant had it been issued and exercised immediately prior to such consolidation, merger, sale or transfer, subject to any further adjustment as provided herein, at an exercise price equal to the fair market value of such securities, cash and other property on the date such Incentive Warrant is actually issued (calculated as described in Section 22.1 above). If the holders of the Common Stock may elect from choices the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer, then for the purpose of this Section 22.3 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer shall be deemed to be the choice specified by the Holder, which specification shall be made by the Holder by the later of (i) ten Business Days after the Holder is provided with a final version of all information required by law or regulation to be furnished to holders of Common Stock concerning such choice, or, if no such information is required, ten Business Days after the Holder is provided with a final version of all information that was otherwise furnished to the holders of Common Stock concerning such choice, and (ii) the last time at which holders of Common Stock are permitted to make their specification known to SeaChange. If the Holder fails to make any specification, the Holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Common Stock not affiliated with SeaChange or the other person to the merger or consolidation. The above provisions of this subsection (f) shall similarly apply to successive consolidations, mergers, sales or transfers.

     (g) All calculations under this Section 22.3 shall be made to the fifth decimal place, and no adjustment to any Warrant Factor shall be required unless such adjustment (plus any adjustments not previously made by reason of this subsection (g)) would require an adjustment of at least 0.00001 to such Warrant Factor; provided, however, that any adjustments that by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (h) Whenever the Warrant Factors are adjusted as herein provided, SeaChange shall (i) compute the adjusted Warrant Factors in accordance with the provisions of this Section 22.3, and (ii) mail to Comcast a notice stating that the Warrant Factors have been adjusted and setting forth the adjusted Warrant Factors.

22.4 SeaChange shall not, by amendment of its Certificate of Incorporation, through reorganization, consolidation, merger, dissolution or sale of assets, or any other voluntary act, avoid or seek to avoid the observance or performance of any of its obligations under this Section 22.

22.5 Once per 12 month period, SeaChange may, upon reasonable notice to Comcast, instruct an external independent auditor to audit the relevant books and records of Comcast to ensure the accuracy of the number of Committed Subscribers set forth in the certifications provided by Comcast pursuant to Section 22.2. In the event that any such Comcast certification is found to be incorrect as of the date with respect to which it was made, such that warrants covering a greater number of Warrant Shares were issued to Comcast than were actually earned, Comcast agrees to (i) pay the reasonable expenses of the independent auditor, and, at SeaChange's option,
     (ii) return to SeaChange for cancellation any such warrants to the extent of any unearned Warrant Shares, and, to the extent such warrants have been exercised with respect to such unearned Warrant Shares, sell to SeaChange at the exercise price, adjusted for any stock dividends or other distribution on the Common Stock of SeaChange, the number of Warrant Shares received by Comcast, adjusted for any such stock dividends or other distribution on the Common Stock of SeaChange and including any rights, options or warrants issued in respect thereof, as a result of the exercise of such warrants with respect to such unearned Warrant Shares.

22.6 In addition, at Comcast's option and to the extent that Comcast has not earned the maximum number of Warrant Shares underlying all Incentive Warrants issuable hereunder, Comcast may elect to (a) place on or before January 31, 2004 one or more noncancelable Orders for Equipment to be deployed (or in the process of being deployed) by it on or before June 30, 2004, (b) make a nonrefundable payment of 100% of the amount payable with respect to such Order(s) on or before January 31, 2004 and (c) submit to SeaChange on or before January 31, 2004 a good faith estimate of the number of Committed Subscribers with respect to which such Equipment so ordered will be deployed (or in the process of being deployed) on or before June 30, 2004, in which event SeaChange shall promptly, but in no event more than five Business Days after January 31, 2004, issue to the Holder an additional Incentive Warrant to purchase a number of Warrant Shares equal to the Warrant Number calculated in the manner described in the succeeding sentence, which additional Incentive Warrant shall have a per share exercise price equal to the average of the Current Market Prices of the Common Stock for the fifteen consecutive Trading Days ending on January 31, 2004, or, if such date is not a Trading Day, then ending on the last Trading Day immediately prior to such date. For purposes of this Section 22.6, the Warrant Number shall be calculated assuming that December 31, 2003 is the applicable Determination Date and the number of Committed Subscribers as of such Determination Date shall include the number of Committed Subscribers estimated in good faith by Comcast with respect to which the Equipment so ordered will be deployed (or in the process of being deployed).

22.7 For the purpose of this Section 22, the following terms shall have the following meanings:

     (a) "Business Day" shall mean any day except a Saturday, Sunday or any day on which banking institutions are authorized or required to close in the city of New York, New York.

     (b) "Committed Subscriber" shall mean a basic Comcast subscriber served by a two-way digital headend on which SeaChange's VOD Equipment is deployed, including any such subscriber who was served by a two-way digital headend on which SeaChange's VOD Equipment was deployed by Comcast as of the date on which such headend (and, therefore, such subscriber) was sold, traded or otherwise transferred by Comcast to another entity, but excluding any such subscriber who was served by a two-way digital headend on which SeaChange's VOD Equipment was deployed by another entity as of the date on which such headend (and, therefore, such subscriber) was sold, traded or otherwise transferred by such other entity to Comcast. "First Tier Committed Subscriber" shall mean each Committed Subscriber in excess of 1,000,000 but less than 2,000,001. "Second Tier Committed Subscriber" shall mean each Committed Subscriber in excess of 2,000,000 but less than 3,000,001. "Third Tier Committed Subscriber" shall mean each Committed Subscriber in excess of 3,000,000 but less than 4,000,001.

     (c) "Current Market Price" shall mean the closing price per share of Common Stock on the earlier of the day in question or the Ex Date (as defined below) with respect to the issuance, payment or distribution, where the closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board of Directors of SeaChange for that purpose.

     (d) The "Determination Dates" shall be June 30, 2001, December 31, 2001, June 30, 2002, December 31, 2002, June 30, 2003 and December 31, 2003.

     (e) "Ex Date" shall mean, with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

     (f) "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which the Common Stock is not traded on the applicable securities exchange or in the applicable securities market.

     (g) "Warrant Factors" shall mean the First Tier Warrant Factor, the Second Tier Warrant Factor and the Third Tier Warrant Factor. The "First Tier Warrant Factor" shall equal 0.1, the "Second Tier Warrant Factor" shall equal 0.15 and the "Third Tier Warrant Factor" shall equal 0.2, each subject to adjustment as described in Section 22.3.

     (h) The "Warrant Number" for each Determination Date shall equal the sum of (i) the product obtained by multiplying the First Tier Warrant Factor by the difference between (A) the total number of First Tier Committed Subscribers as of such Determination Date minus (B) the highest number (as adjusted based upon the results of any audit conducted pursuant to Section 22.5) of First Tier Committed Subscribers counted on any previous Determination Date (provided that in no event shall the difference between (A) and (B) be less than zero), plus (ii) the product obtained by multiplying the Second Tier Warrant Factor by the difference between (A) the total number of Second Tier Committed Subscribers as of such Determination Date minus
          (B) the highest number (as adjusted based upon the results of any audit conducted pursuant to Section 22.5) of Second Tier Committed Subscribers counted on any previous Determination Date (provided that in no event shall the difference between (A) and (B) be less than zero), plus (iii) the product obtained by multiplying the Third Tier Warrant Factor by the difference between (A) the total number of Third Tier Committed Subscribers as of such Determination Date minus (B) the highest number (as adjusted based upon the results of any audit conducted pursuant to Section 22.5) of Third Tier Committed Subscribers counted on any previous Determination Date (provided that in no event shall the difference between (A) and (B) be less than zero); provided, however, that in the event that the Warrant Number for any Determination Date (other than the last Determination Date) would not be a whole number, the Warrant Number shall be rounded down to the nearest whole number and the number of Committed Subscribers, or portions thereof, not counted towards the Warrant Number as a result of such rounding shall be counted on the next Determination Date. Applying the foregoing formula and based upon the initial Warrant Factors, which are subject to adjustment as described in
          Section 22.3, the maximum number of Warrant Shares underlying all Incentive Warrants issuable hereunder is 450,000 shares (100,000 shares with respect to the First Tier Committed Subscribers, 150,000 shares with respect to the Second Tier

          Committed Subscribers and 200,000 shares with respect to the Third Tier Committed Subscribers).

23.  PUBLIC ANNOUNCEMENT

     SeaChange and Comcast shall agree on the form and content of any public announcement that shall be made concerning this Agreement and the transactions contemplated hereby, and neither SeaChange nor Comcast shall make any such public announcement without the consent of the other, except as required by law.

24.  GENERAL

24.1 Force Majeure.  Neither party shall be liable for delays in performance
     -------------
     arising out of or resulting from causes beyond such party's control. Such causes include, but are not restricted to, acts of God, any government authority, or the public enemy, fires, floods, epidemics, quarantine restrictions, strike, freight embargoes, shortages of materials, unusually severe weather, and default or delay of suppliers. In the event of such delay, the shipping date shall be extended for a period equal to the time lost by reason of the delay.

24.2 Governing Law.  This Agreement shall be governed by the laws of the
     -------------
     Commonwealth of Massachusetts, without regard to its conflict of laws rules, except that the United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

24.3 Survival.  In addition to any provision of this Agreement which by its
     --------
     nature is intended to survive expiration or termination of this Agreement, Sections 4, 5, 9, 10, 11, 12, 13, 14 and 15 shall survive the termination or expiration of this Agreement.

24.4 Assignment.  This Agreement and the rights, duties and obligations under
     ----------
     this Agreement may not be assigned in whole or in part without the prior written consent of the other party, which shall not be unreasonably withheld, provided, however, that either party may assign, without the written consent of the other party, all or any part of this Agreement to any subsidiary or affiliate of such party or a purchaser of substantially all of the assets of the such party and such subsidiary, affiliate or purchaser agrees in writing to be bound by all the terms and provisions of this Agreement. Any attempted assignments of any rights, duties or obligations under this Agreement without such required consent shall be null and void. This Agreement shall be binding on each party's respective successors and permitted assigns.

24.5 Independent Contractors.  Comcast and SeaChange are independent
     -----------------------
     contractors and have no power, right or authority to bind the other party or to assume or to create an obligation or responsibility, express or implied, on behalf of the other party. Nothing in this Agreement shall be construed as creating a partnership relationship between Comcast and SeaChange or as creating the relationships of employer and employee, master and servant, or principal and agent between the parties hereto.

24.6 Waiver and Severability..  Any failure or delay by either party in
     -----------------------
     exercising any right or remedy provided by or relating to this Agreement in one or many instances does not constitute a waiver and shall not prohibit that party from exercising such right or remedy at a later time within applicable statute of limitations or from exercising any right or remedy otherwise available. If any provision of this Agreement is deemed invalid by a court of competent jurisdiction, it shall, to that extent only, be deemed omitted from this Agreement.

24.7 Notice.  Any notice required or permitted by this Agreement shall be in
     ------
     writing and shall be hand delivered, or sent by prepaid registered or certified mail, return receipt requested (if available), or sent by pre-paid courier service, in each case addressed to the other party at the address shown at the beginning of this Agreement or at such address for which such party gives notice hereunder. Copies of all notices to Comcast shall be sent to the attention of Comcast's General Counsel at the same address. Delivery shall be deemed completed upon receipt or refusal to accept such notice.

24.8 Entire Agreement.  This Agreement, including all of its referenced
     ----------------
     Attachments, constitutes the entire agreement between the parties with respect to its subject matter. It supersedes any terms or conditions contained on Comcast's purchase order, sales acknowledgment or invoice. It also supersedes all previous oral or written communications between the parties regarding the sale or license of the Products. Except as otherwise provided herein, this Agreement may not be modified except by a written document signed by an authorized representative of the party against whom enforcement is sought.

For SeaChange International, Inc.:       For Comcast Cable Communications
                                         of Pennsylvania, Inc.:
Signature: /s/ William L. Fiedler        Signature: /s/ Mark E. Hess
          --------------------------               ---------------------------
Name: William L. Fiedler                 Name: Mark E. Hess
     -------------------------------          --------------------------------
Title: Vice President                    Title: Vice President of Digital
      ------------------------------           -------------------------------
                                                 Television
                                                 -----------------------------

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                                                    Attachment A
                                                                    ------------

                             SeaChange Price List

The pricing specified in this SeaChange Price list includes all reasonable parameters required to correctly design, install, operate and maintain a highly reliable commercial SeaChange VOD system including, but not limited to, media asset loading and management, video storage/pump, DVB/ASI and QAM output, server interconnect equipment/Ethernet hubs, and all software.

1.  *

2.  *

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

3.  *


4.   OTHER CHARGES


Shipping, Taxes and Insurance is not included.

*

                                                                    Attachment B
                                                                    ------------

                                   SeaChange
                                Interactive TV
                             Customer Installation
                              Certification Guide


                                 Revision 1.0
                                   11/26/00



SEA CHANGE INTERNATIONAL

124 ACTON STREET

MAYNARD, MASSACHUSETTS 01754

PHONE: 978-897-0100

Notice

While SeaChange believes the information included in this publication is correct as of the publication date, information in this document is subject to change without notice.

UNLESS EXPRESSLY SET FORTH IN A WRITTEN AGREEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF SEACHANGE INTERNATIONAL INC., SEACHANGE MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND WITH RESPECT TO THE INFORMATION CONTAINED HEREIN, INCLUDING WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PURPOSE.

SeaChange International Inc. assumes no responsibility or obligation of any kind for any errors contained herein or in connection with the furnishing, performance, or use of this document.

Software described in SeaChange documents (a) is the property of SeaChange International Inc. or the third party, (b) is furnished only under license, and
(c) may be copied or used only as expressly permitted under the terms of the license.

All contents of this manual are copyrighted by SeaChange International Inc. The information contained herein is the exclusive property of SeaChange International Inc. and shall not be copied, transferred, photocopied, translated on paper, film, electronic media, or computer-readable form, or otherwise reproduced in any way, without the express written permission of SeaChange International Inc.

Microsoft, MS, MS-DOS, Windows, and Windows NT are trademarks of Microsoft Corporation.

All other trademarks and registered trademarks are the property of their respective holders.

Manual Title: SeaChange ITV Customer Certification Guide Rev. 1.0

Printing Date: July 2000

Published by SeaChange International Inc.
124 Acton St.
Maynard, MA 01754 USA

(C)2000 by SeaChange International Inc. All rights reserved.

                               TABLE OF CONTENTS

1.  INTRODUCTION............................................................  8

  1.1.    Document Objective................................................  8

2.        CONTENT LOADING...................................................  9

  2.1.    Test Objective....................................................  9
  2.2.    Test Action.......................................................  9
  2.3.    Components Validated..............................................  9
  2.4.    Test Verification.................................................  9

3.  CONTENT PROPAGATION..................................................... 10

  3.1.  Test Objective...................................................... 10
  3.2.  Test Action......................................................... 10
  3.3.  Components Validated................................................ 10
  3.4.  Test Verification................................................... 10

4.  SEACHANGE MOD CLIENT APPLICATION FUNCTIONALITY.......................... 11

  4.1.  Test Objective...................................................... 11
  4.2.  Test Action......................................................... 11
  4.3.  Components Validated................................................ 11
  4.4.  Test Verification................................................... 11

5.  RESOURCE MANAGEMENT..................................................... 12

  5.1.    TSID CLIENT APPLICATION........................................... 12
    5.1.1  Test Objective................................................... 12
    5.1.2  Test Action...................................................... 12
    5.1.3  Components Validated............................................. 12
    5.1.4  Test Verification................................................ 12
  5.2.  Delivery Network Path Table......................................... 13
    5.2.1  Test Objective................................................... 13
    5.2.2  Test Action...................................................... 13
    5.2.3  Components Validated............................................. 13
    5.2.4  Test Verification................................................ 13

6.  FAULT TOLERANCE......................................................... 14

  6.1.  ITV COMMAND CENTER.................................................. 14
    6.1.1  Test Objective................................................... 14
    6.1.2  Test Action...................................................... 14
    6.1.3  Components Validated............................................. 14
    6.1.4  Test Verification................................................ 14
  6.2.  ITV MediaCluster.................................................... 15
    6.2.1  Test Objective................................................... 15
    6.2.2  Test Action...................................................... 15
    6.2.3  Components Validated............................................. 15
    6.2.4  Test Verification................................................ 15

  6.3.  NETWORK............................................................. 16
    6.3.1  Test Objective................................................... 16
    6.3.2  Test Action...................................................... 16
    6.3.3  Components Validated............................................. 16
    6.3.4  Test Verification................................................ 16

7.  BILLING SYSTEM INTEGRATION.............................................. 17

  7.1.  Test Objective...................................................... 17
  7.2.  Test Action......................................................... 17
  7.3.  Components Validated................................................ 17
  7.4.  Test Verification................................................... 17

                                  Introduction

                               Document Objective

The SeaChange International Interactive Television (ITV) System is configured and tested at the SeaChange factory prior to shipment. Upon installation and integration into a customer site, the SeaChange installation team verifies the correct installation, operation, and functionality of the ITV System. This document specifies the tests that the SeaChange installation team executes to validate the installation and integration. While it is intended that this plan be executed by a qualified SeaChange Installation Engineer, SeaChange welcomes customer supervision and participation. The following capabilities will be completed:

     1.   Content loading
     2.   Content propagation
     3.   SeaChange Movies on Demand client application functionality
     4.   Resource management
     5.   Fault-tolerance
     6.   Billing System integration

                                Content Loading

                                Test Objective

The objective of this test is to validate that movie content (video and audio) can be uploaded into the ITV System's Asset Manager and installed into the Upload MediaCluster and that the movie metadata can be installed to the ITV System's Directory Service.

                                  Test Action

Automatically import a movie from a Digital Linear Tape (DLT) drive and install it on the Asset Manager's content installation disk drive. Enter the metadata for the content (either automatically from a metadata file or manually via the Asset Manager GUI). Finally, install the movie to the ITV Upload MediaCluster.

                             Components Validated

Installation of the movie content (video and audio) to the Asset Manager validates the DLT interface and installation of the movie metadata validates the Asset Manager software and its Server-to-Server Network interface to the Directory Service. Metadata importing also validates that the Directory Service and its SQL database are operational. Installing the movie from the Asset Manager to the Upload MediaCluster validates the Propagation Network interface to the Upload MediaCluster and that the Upload MediaCluster is operational and able to import movie content.

                               Test Verification

From the Asset Manager Command Center, use the Asset Manager (activated by clicking on the Asset Manager icon) and select the folder for the genre of the movie you installed. In the genre folder select the asset and verify that it is green and in an active state. Once the asset has been propagated in a subsequent test you will be able to further validate the movie content installation.

                   Figure 1 Asset View in the Asset Manager

Textual Description of Graphic: View of computer screen with window divided into three quadrants. The first quadrant contains a list of movies that may be selected by the active cursor. The second quadrant provides information regarding the movie selected by the cursor. The third quadrant provides the asset identification number of the movie selected by the cursor.

                              Content Propagation

                                Test Objective

The objective of this test is to validate that a movie imported to the Upload MediaCluster can be propagated to another MediaCluster in the ITV system.


                                  Test Action

Propagate the movie imported to the Upload MediaCluster in the previous test. Verify that the remote MediaCluster you wish to propagate to is in the propagation cluster list. Check HKEY_LOCAL_MACHINE\software\seachange\itv\currentversion\services\IPS in the active Propagation Server for verification. Set the activation time of the movie to be propagated to be within the configured propagation window based on the current time.

                             Components Validated

Initiation of the movie propagation to a remote MediaCluster validates the Propagation Service's Server-to-Server interface to the Directory Service and to both the Upload MediaCluster and the remote MediaClusters. The actual movie propagation validates the Propagation Network between the Upload and remote MediaClusters. Also verified is the Propagation Service, the MediaCluster Agent, IP multicasting on the Propagation Network, and the ability of the MediaClusters to export and import propagating content.

                               Test Verification

From the Propagation Service Command Center, execute the ctail command on the IPS.log log file to verify that the asset propagation process has been initiated. Next issue a remote-command to a node in the remote MediaCluster you are propagating to and execute a 'scp dir' command to display the contents of the directory of that MediaCluster. The directory listing should show the Asset Element ID of the movie being propagated. Finally, execute the Management Utility (ManUtil). Click on the Connection Manager - ICM symbol, select the Propagation Service API (IPS API), and verify that the Connection Manager recognizes the new location for the movie asset. Once the asset is streamed in a subsequent test you will be able to completely validate the movie content installation.

                        Figure 2 Sample ManUtil Window

Textual Description of Graphic: View of computer screen with window divided into three quadrants. The first quadrant contains icons relating to subscribers and icons relating to system components. The second quadrant provides a subdirectory for the sytems component icon titled "IPS API" hilited in the graphic in the first quadrant. The third quadrant provides asset identification numbers relating to the hilited graphic in the first quadrant.

                SeaChange MOD Client Application Functionality

                                Test Objective

The objective of this test is to validate that functionality of the SeaChange Movies-on-Demand (MOD) client and to verify the installation of the movie installed and propagated in the previous test cases. If the SeaChange MOD application is not being used then the applicable test from the application provider should be used in lieu of this test case.

                                  Test Action

Tune to the MOD channel. Navigate through the genres and select the movie that was installed and propagated in the prior tests. Enable the Purchase PIN through the EPG. Enter the Purchase PIN. Let the movie stream for a few minutes. Channel off and then back onto the MOD channel. Verify that the movie suspended at the proper position. Enable Parental Control. Verify the Parental Control function. Verify the movie suspend functionality. Verify the trick-modes by rewinding, fast-forwarding, pausing, and stopping the movie.

                             Components Validated

Activation of the MOD client and presentation of the movie list validates the MOD Application Service and the Client-to-Server Network from the Return Data Channel Network to the ITV Command Center. Purchase of the movie validates the integration between the MOD Application Service, the Connection Manager Service, the Streaming Service, and the MediaCluster Agent and the Server-to-Server Network on which they communicate. Also validated is the integration with the Resource Manager to allocate bandwidth on the broadband network.

                               Test Verification

The user should be able to navigate the movie lists and order a movie after successfully entering the Purchase PIN. The user should be able to resume the movie and the trick modes should work as requested.

                              Resource Management
                            TSID CLIENT APPLICATION

                                Test Objective

The objective of this test is to validate the integration of the ITV System with the Session and Resource Manager (SRM) and movie streaming through the SRM specified delivery network path.

                                  Test Action

Tune to the VOD application and order a movie. Verify the purchase of the movie and use ManUtil utility to verify it is streaming through the specified QAM. Select the TSID of the QAM that you are trying to stream the movie through. Repeat for each QAM in the Service Group. (Note that some QAM devices support multiple channels e.g. Harmonic's VSG QAM provides 8 QAM channels and Scientific Atlanta's MQAM provides 4 QAM channels.) If Conditional Access is deployed in the environment one stream should be done with an asset marked for encryption.

                             Components Validated

This test validates the interface between the Connection Manager Service and the SRM and the Server-to-Server Network on which they communicate. The Streaming Service and its communication with the MediaCluster Agent over the Server-to-Server Network are validated. The MediaCluster's ability to stream movies through the specified delivery network path and on the proper PID is validated. The configuration and wiring of the QAMs are also verified.

                               Test Verification

The user should be able to order a movie and view at the expected QAM frequency. After test completion, test each pipe in the Service Group and test each Service Group.

                          Delivery Network Path Table

                                Test Objective

The objective of this test is to validate that the Delivery Network Path (DNP) tables are correctly configured

                                  Test Action

Run the Confedit program (See Figure 3) on the Streaming Server 1 (S1) Command Center. For every pipe except one in a service group, set the TotalBW to 0. Order a movie from a settop in the service group. If Conditional Access is deployed in the environment one stream should be done with an asset marked for encryption.

                             Components Validated

This test validates the DNP tables and the proper usage of these tables by the ITV System.

                               Test Verification

The user should be able to order a movie and view it at the expected QAM frequency. After test completion, test each pipe in the Service Group and test each Service Group.

                                Fault Tolerance
                              ITV COMMAND CENTER

                                Test Objective

This test validates fail over fault tolerance within server pairs in the ITV Command Center.

                                  Test Action

Purchase a movie from the MOD application. While the movie is streaming, fail over the primary Connection Manager/Streaming Service to the back up server.

                             Components Validated

This test validates the proper configuration of the ITV Command Center servers and their ability to fail over to their back up pairs and continuing to provide their services to the MOD application.

                               Test Verification

The Connection Manager/Streaming Service Command Center will fail the services to its paired machine and the stream will continue to play. Trick modes will be unavailable during the fail over process, but will become available when the service starts on the secondary ITV Command Center. The user should test the trick modes once the failover has completed and verify they are still available from the MOD application. Once complete, repeat these test on the Propagation Service, Directory Service, and Application Service Command Center servers.

                               ITV MediaCluster

                                Test Objective

This test validates fault tolerance within a MediaCluster in the ITV System.

                                  Test Action

Purchase a movie from the MOD application. While the movie is streaming, fail a single node in the MediaCluster providing that movie.

                             Components Validated

This test validates the fail over capabilities of the ITV MediaCluster and its ability to stream movies while suffering a failure of one of its nodes. When a node is failed, the remaining nodes in the MediaCluster will continue with the streaming of the movie using the parity data striped across the MediaCluster.

                               Test Verification

Monitor the settop receiving and displaying the streaming movie when the node is failed. If the delivery network path to the QAM for the movie being viewed originated at the failed MediaCluster node then the movie will be briefly suspended while another delivery network path is established to the settop. If the delivery network path to the QAM for the movie being viewed originated from a node other than the one that was failed then there will be no sign of the failure. In either case, the movie will be available to the subscriber and all trick modes will continue to operate as expected.

                                    NETWORK

                                Test Objective

This test validates that the individual components of the ITV system will fail over from one network to another when a network is failed.

                                  Test Action

Purchase a movie from the MOD application. While the movie is streaming, fail the ITV Client-to-Server Network.

                             Components Validated

This test will validate the network configuration of the ITV system and the ability of the individual components in the ITV System to fail over to the configured failover network upon a loss of network service.

                               Test Verification

When the network is failed the ITV System components using the Client-to-Server Network will fail over to the Server-to-Server Network and ITV System operations will continue unaffected. Once complete; validate the configured network failover capabilities of the Server-to-Server and Propagation Networks. (Note that in most cases the operator does not with to have a Propagation Network failover option.)

                          Billing System Integration

                                Test Objective

This test validates the integration of the ITV System to the Billing System and verifies that movie purchase transactions are provided to the Billing System and recorded appropriately.

                                  Test Action

Purchase a movie from the MOD application. Allow the movie to run past its Preview Time or set the Preview Time to 0 minutes prior to ordering the movie.

                             Components Validated

This test validates the MOD Application Service and its providing of the billable transaction to the MOD Billing Service over the Server-to-Server Network. This test also validates that the MOD Billing Service provides the transaction information to the Billing System over the Server-to-Server Network.

                               Test Verification

The user should successfully order a movie and the SeaChange ITV System should provide the billing transaction to the Billing System. To verify the transaction within the ITV System, execute "Mbtester.exe -e c:\temp\billing.txt" from the \itv\exe directory. Enter the name of the machine on which the active Interactive Application Directory (IAD) is running. Select Option 1, which is Initialize VOD Upload, then select Option 3, which is get VOD Records. Verify the event was recorded properly. Finally, verify that the Operator's Billing System has the appropriate record of the movie purchase. The steps to verify this will vary depending on the Billing System.

                                                                    Attachment C
                                                                    ------------


                         SeaChange International, Inc.
                               124 Acton Street
                              Maynard, MA 01754

            Maintenance Service Agreement for Hardware and Software
                       ("MAINTENANCE SERVICE AGREEMENT")

This Maintenance Service Agreement dated as of this 1/st/ day of December , 2000 is entered into between SeaChange International, Inc., a Delaware Corporation
  having a principal place of business at 124 Acton Street, Maynard, MA 01754
                                ("Vendor") and

Comcast Cable Communications of Pennsylvania, Inc., a Pennsylvania corporation having a principal place of business at 1500 Market Street, Philadelphia PA
                              19102 ("Customer").


1. Hardware and Software Maintenance.  Vendor agrees to furnish to Customer, and
   ----------------------------------
   Customer agrees to accept from Vendor technical support and maintenance service on the computer hardware and computer software listed in Exhibit A
                                                                    ---------
   hereto (the "Hardware" and the "Software"; together the "System"), all in accordance with the terms and conditions herein contained.

2. Term and Termination.  This Agreement shall commence on the date the Hardware
   --------------------
   and Software is installed and shall continue unless terminated in accordance with the terms of this Agreement. The services provided under this Maintenance Service Agreement commence from the date of installation as referenced in Exhibit B hereto ("Initial Maintenance Term"). Thereafter this
                 ---------
   Agreement shall continue in full force and effect as referenced in Exhibit B
                                                                      ---------
   hereto ("Subsequent Maintenance Term").   Either party shall have the right
   to terminate this Agreement at the end of the Initial Maintenance Term, during the Subsequent Maintenance Term, or at any subsequent renewal term thereafter, by giving the other party sixty-(60) days advance written notice of termination. At any time during the Initial Maintenance Term or any Subsequent Maintenance Term of this Agreement, Vendor may evaluate the System, its use and its environment, and may qualify the continuation of this Agreement based on its environment, or its use, and such other changes as are, in the opinion of Vendor, reasonably necessary for proper operation and maintenance of the System.

3. Eligibility for Service Agreement Coverage.
   -------------------------------------------
   a) In order to establish eligibility for coverage during the Subsequent Maintenance Term, if any or all of the Hardware or Software was not under the Vendor's Maintenance Service Agreement for any period of time after the Initial Maintenance Term, such Hardware and Software shall be subject to inspection by Vendor, at Vendor's discretion, and the Customer shall pay for such inspection, labor, materials and other amounts deemed appropriate by Vendor to place the Hardware and Software in good operating condition. The Customer shall pay the Vendor's then prevailing service rates plus reasonable out-of-pocket expenses for travel, hotels and meals.

   b) This Maintenance Service Agreement requires that the Customer obtain coverage under this Agreement for all Hardware and Software listed in the then current Exhibit A and the Customer may not exclude any Hardware components or Software from inclusion hereunder.

4. Hardware and Software Maintenance Responsibilities of Vendor.  Vendor will
   -------------------------------------------------------------
   provide maintenance services for the Hardware and Software as follows: a) Technical Telephone Support. Vendor will provide Customer with technical support, available by telephone as listed in Exhibit B to assist Customer
                                                ---------
   with its technical and operational inquiries. The Vendor shall use reasonable efforts to telephone support requests within two business hours of receipt of the Customer's call.
   b) Remedial Maintenance Service. In response to telephonic notification from the Customer and on the Vendor's determination that the System or the Software is not operating in accordance with the specifications described in the product documentation Vendor agrees to use reasonable efforts to provide the necessary remedial maintenance services which may include the correction or work-around of errors in the Software. Vendor will provide the diagnosis and repair process from a remote location. Vendor will use all reasonable efforts to correct or work around material Software errors, provided that the error can be recreated with an unmodified release of the Software. Vendor will provide programming services without additional charge to correct verified errors and issue corrections to the Software to the extent deemed reasonably practicable by Vendor, provided that if Vendor determines that product documentation is in error, and such error does not affect the general functioning of the Software, Vendor shall correct such documentation. If the source of the stated problem can be demonstrated to be due to customer modifications of the Hardware and/or Software, Customer agrees to compensate Vendor, at Vendor's prevailing rates, for all time and expenses incurred in accordance with Section 8 of this Agreement.
   c) Maintenance Releases. Vendor agrees to provide Customer, at Vendor's expense, with engineering changes to correct operational deficiencies and errors to the Software, and such enhancements and improvements to existing Software functionality as Vendor may furnish to its end users generally at no additional charge, that are developed during the term of this Agreement ("Maintenance Releases") at such time as such Maintenance Releases are made available for general release to end-users by Vendor. After the installation of any Maintenance Releases of the Software, the Customer herewith relieves Vendor of any liability or continued responsibility for any prior Software release. The term "Maintenance Releases" does not include any software deemed by Vendor to be a new version or product, or providing a new function or feature, for which Vendor may charge a separate fee. All Maintenance Releases shall remain the sole and exclusive proprietary technology and trade secrets of Vendor.

   From time to time, Vendor may release new versions of the Software, incorporating new functions or features for the System for which Vendor will charge a separate fee ("New Version"). Customer shall not be required to use or install any New Version. If, however, the Customer elects not to receive and install any New Version of the Software, Vendor may elect to terminate this Agreement one (1) year after such New Version becomes available. Vendor cannot warrant that a New Version will be compatible with Customer's version of the System; however, any New Version which in the opinion of Vendor has been successfully installed in such System shall be eligible for the Software maintenance services provided for herein. After the installation of any New Version of the Software, Vendor shall be relieved of any liability or continued responsibility for any prior Software release. The delivery of any New Version does not include new charges, installation or training fees or expenses related to such New Version.

5. In the event that the Vendor determines (using remote diagnosis) that a Hardware component is not performing in accordance with the specifications described in the product documentation, the Vendor will, at its option, repair or replace the Hardware component as soon as reasonably practicable. If necessary, the Vendor will send a new or refurbished replacement Hardware component to the Customer, subject to Section 7 (a) of this Agreement. This Contract does not cover battery cells. Vendor agrees to provide technical telephone support to remotely assist the Customer in replacing the new or refurbished Hardware component at a pre-arranged point in time.

6. Exclusion from Contract.  Vendor may at any time exclude from this Agreement
   -----------------------
   any Hardware or Software which (1) has been modified, repaired or serviced by anyone other than Vendor's Service staff without the prior written approval of Vendor, (2) has been subjected to unusual physical or electrical stress, whether such stress results from accident, neglect, misuse, failure of electrical power, air conditioning, humidity control, transportation, the making of specification or configuration changes requested by Customer, or any other cause other than ordinary use, and whether or not such stress is the fault of the Customer, (3) has been purchased from another supplier and is networked, linked, attached or otherwise intended to work with the System or (4) has been moved from the place of installation. When Hardware or Software has been improperly modified, repaired, stressed, used or moved as described above, Vendor may, at its option and subject to the approval of the Customer, perform such corrective work, including any repairs, replacements and adjustments, as are in Vendor's opinion necessary to restore the System to the condition it would have been in if subjected only to normal wear and tear.

   Vendor's maintenance service as described in Section 4 hereto is intended to maintain the Hardware and Software in good operating condition when such service is required because of normal wear and tear when used by Customer in the application for which it was intended. If Vendor service is requested due to causes other than normal wear and tear in such use and for reasons other than those provided pursuant to Section 4 of this Agreement, the service will be provided at the then prevailing Vendor daily rates for its service staff and its then prevailing prices for replacement parts, components and assemblies. Vendor maintenance service is limited to the Hardware and Software listed in Exhibit A hereof, unless Hardware or Software is added to
                      ---------
   this Agreement in accordance with Sections 4 and 9 hereto. If Customer modifies the Hardware or Software or adds foreign devices to the Hardware or Software, Vendor, at its option, may terminate this Agreement or install, support and service such modifications and foreign devices at its then prevailing rates.

7. Responsibilities of Customer.  Customer shall have the following obligations
   -----------------------------
   under this Agreement.

   a) The Customer shall return to Vendor any Hardware component original of any Hardware component which the Vendor has replaced pursuant to Section 5 hereof of this Agreement. The Vendor will provide the Customer with instructions on how to tag and return the original Hardware component. If the Customer has not returned the Hardware component to the Vendor in accordance with Vendor's packaging and shipping instructions within ten (10) business days of receipt of the replacement part, the Customer will be billed and the Customer will pay the then prevailing price for the Hardware component. If the Customer fails to make the requisite payment within thirty (30) days of invoicing and the Customer still has not returned the Hardware Component(s) pursuant to this Section 7, Vendor shall have the right to suspend Maintenance coverage.
   b) Customer shall provide Vendor access to the System for any on-site repairs.
   c) Customer shall ensure that a Customer employee is on-site during any periods of time the Vendor is on-site.
   d) Customer shall provide adequate working space and facilities, including light, heat, ventilation, electric current and outlets, and the like, for use by Vendor maintenance personnel, and adequate storage space if required, for spare parts. All such facilities shall be reasonably close to the System to be serviced and shall be provided at no charge to Vendor.
   e) Customer shall at all times maintain, for the benefit of Vendor, separate telephone access to the System through a Remote-Access Service (RAS) at each individual system installation location.
   f) Customer shall provide Vendor, at no charge, access to and use of any machines, attachments, features, communications facilities or other equipment and materials normally at Customer's site which, in the opinion of Vendor's service staff, are necessary to facilitate the performance of the maintenance services described herein.
   g) Customer shall maintain and control site environmental standards and conditions as prescribed in Vendor's equipment manuals.
   h) Customer shall not perform, nor attempt to perform, nor cause to be performed, maintenance or repair of the System, except with the prior written approval of Vendor.
   i) Customer shall provide the names of up to four (4) individuals with access to the Vendor technical telephone support. The names of these individuals will be provided by the Customer to the Vendor upon commencement of the Initial Maintenance Term.

8. Service Charges.  In return for the maintenance services provided under this
   ----------------
   Agreement, Customer shall pay Vendor the service charges ("Service Charges").

   The Service Charges are due and payable to Vendor at the above address at the beginning of each Subsequent Maintenance Term. The Service Charges are subject to change by Vendor effective at any time, on commencement of each Subsequent Maintenance Term, after thirty (30) days' advance written notice. If the Customer fails to make the requisite payment pursuant to this Section 8 within sixty (60) days of the Initial Maintenance Term or Subsequent Maintenance Term, as the case may be, Vendor shall have the right to terminate this Agreement upon ten (10) days prior written notice ("Notice of Termination"). If Customer remits the total amount due within ten (10) days of the receipt of Vendor's Notice of Termination, this Agreement shall remain in full force and effect.

    The Vendor may elect, at its sole discretion, to combine all Service Charges to the Customer such that the Customer will be invoiced on an annual basis for all Maintenance Services in order to facilitate one annual billing for all Hardware and Software subject to Service Charges. At the end of the Initial Maintenance Term the Vendor will pro rate the Service Charges for any subsequent Hardware or Software purchases to the commencement of the main maintenance term.

    Charges for services other than those specifically provided by this Agreement will be billed at Vendor's then prevailing service rates plus reasonable out-of-pocket expenses for travel, hotels and meals. Vendor neither guarantees nor implies the availability of services not specifically provided under this Maintenance Service Agreement.

    Payment not received by the invoice due date will be subject to a late charge equal to the lesser of (a) 1-1/2% per month, or (b) the highest rate permitted by law. Vendor may suspend or terminate this Agreement, at its sole option, in the event Customer has failed to make prompt payment of Service Charges on or before the invoice due date or otherwise breaches this Agreement.

    The charges hereunder are subject to increases in amounts equal to any tax, fee or charge which Vendor may be required to collect from Customer, or in respect of, the services performed, or the materials furnished, by Vendor hereunder.

9.  Additional Hardware and/or Software.  Any additional Vendor's Hardware
    -----------------------------------
    and/or Software acquired and installed during the term of this Agreement will be added to this Agreement without notification by the Vendor. Service Charges at Vendor's then prevailing maintenance charges and service rates will be charged.

10. Notices.  All notices provided for in this Agreement shall be given in
    -------
    writing and shall be effective when either served by personal delivery, or five (5) days after deposited, postage prepaid, by first class or registered or certified mail, to the addressed parties at their respective addresses herein set forth, or to such other address or addresses as either party may later specify by written notice to the other.

11. Limitation of Liability and Warranty.  VENDOR MAKES NO REPRESENTATIONS OR
    ------------------------------------
    WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT EXCEPT AS PROVIDED IN THIS AGREEMENT. IN NO EVENT SHALL VENDOR BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE OF SYSTEM, OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, IN CONNECTION WITH OR ARISING OUT OF THE SERVICES PROVIDED FOR IN THIS AGREEMENT EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

    No obligations or liability shall arise from or flow out of Vendor's rendering technical or other advice in connection with the System or services provided hereunder. Vendor's maximum liability, if any, regardless of the form of action taken, shall in no event exceed the maintenance charges actually paid to Vendor hereunder. Vendor shall not be liable to Customer or any other third party for any injury to any person or property arising out of Customer's use or application of the System, except for injuries arising out of Vendor's intentional wrong-doing or gross negligence. Customer shall indemnify and hold Vendor harmless from and against any and all damages unless occasioned by such gross negligence or intentional wrong-doing of Vendor. Customer's remedies in this Agreement are exclusive.

12. Acts of God. Vendor shall not be liable for damages for any delay or failure
    ------------
    to deliver arising out of causes beyond its reasonable control and without its fault or gross negligence, including, but not limited to, acts of civil or military authority, fires, riots, wars, catastrophes, embargoes, revolutions, insurrections, rebellions, national emergencies, strikes, floods, acts of God, earthquakes, explosions, storms, epidemics, quarantine restrictions, labor disputes, transportation embargoes or delays in transportation, or inability to obtain Hardware or parts due to delays from or backlog of suppliers.

13. General
    -------
    This Agreement (the "VOD Purchase Agreement"), including all referenced attachments or exhibits to this Agreement or the VOD Purchase Agreement, constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.

    The Initial Maintenance Term (Warranty) and Subsequent Maintenance Terms are non-transferable.

    No waiver, amendment, modification or cancellation of this Agreement or provisions hereof shall be effective unless it is in writing and signed by the parties hereto. Either party's failure at any time to require performance by the other party of any provision hereof shall not affect in any way the right of the party who waived enforcement of a performance obligation to require such performance at any time thereafter.

    The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

    Titles or captions in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

    This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and assigns.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the Commonwealth of Massachusetts, without regard to

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its conflict of laws provisions.IN WITNESS WHEREOF, the parties have executed this Agreement are duly authorized as of the date first above written.

VENDOR:   SeaChange International Inc.
          ----------------------------

By:       _______________________________________

Printed
Name:
Title:

CUSTOMER: Comcast Cable Communications of
          -------------------------------
          Pennsylvania, Inc.
By:       ---------------------------------------


Printed   _______________________________________
Name:

Title:    _______________________________________


Exhibit A

Hardware and Software as described in Attachment D.


Exhibit B

Initial Maintenance Term (Warranty)
-----------------------------------

*

Subsequent Maintenance Term
---------------------------

The Subsequent Maintenance Term shall commence ____________. The service charges for subsequent maintenance services are payable annually in advance.

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                                                                    Attachment D
                                                                    ------------

                         SeaChange Product Description

SEACHANGE ITV SYSTEM PRODUCT DESCRIPTION
----------------------------------------

The SeaChange ITV system is a comprehensive hardware, software and service solution that enables cable operators the ability to deliver a complete, cost-effective interactive product offering to their subscribers. It is a true end-to-end solution that includes partnerships and integration with your digital headend set-top box and middleware providers.


The SeaChange solution is comprised of the ITV Command Center Management System and sets of Video Servers and/or MediaClusters to support the streams required for many thousands of subscribers. The unique ITV Command Center enables video serving to be distributed across multiple locations, including headends and hubs, yet the system is designed to be managed centrally. The solution scales from small to extremely large number of streams, files stored (video and non-video), and interactive applications.

The figure below depicts all of the steps required in a Video on Demand (example used is Movies on Demand) deployment and the corresponding system components required. Each of these is addressed by the SeaChange ITV solution.

Textual description of graphic: The diagram is a series of boxes with arrows pointing from one item to the immediately following item. Item 1 is titled "Obtain Contract for Content." Item 2 is titled "Content Encoding." Item 3 is titled "(opt) Automated Satellite Delivery." Item 4 is titled "Content Management and asset info storage (flexible metadata, extensible for many types of ITV applications)." Item 5 is titled "Automatic Content Loading, Distribution and Mgmt based on Usage, Time, Day, etc." Item 6 is titled "Mgmt of Applications, User Interface, EPG, Middle-ware Integration." Item 7 is titled "Content Availability Mgmt based on Contract Dates." Item 8 is titled "Support of on Demand, Requests, FF, RW, Pause." Item 9 is titled "Fault tolerance & Mgmt of Network Infrastructure, Tie in to Conditional Access, System Resource Mgmt." Item 10 is titled "Interface to Subscriber Biling System."
Item 11 is titled "Troubleshooting, System Usage Reports, Auto-Paging, Usage Tracking." Item 12 is titled "Automatic content deletion, System Archival of Activity." Item 13 is titled "Support of Scaling to Large Deployments Fault Tolerance of Streams and SW Central or Distributed."

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


The thirteen steps of a video lifecycle requirement are handled by various SeaChange offerings as follows:


1.  Obtain Contract for Content         SeaChange Asset Management System
                                        SeaChange Content Acquisition Services
                                        (optional)
                                        Various Content Acquisition Partners

2.  Content Encoding                    SeaChange Encoding Hardware (optional)
                                        SeaChange MPAA Encoding Facility (opt.)
                                        Various Content Encoding Partners

3.  Automated Satellite Delivery        SeaChange Pitcher and Catcher System
                                        (optional)

4.  Content Management                  SeaChange Asset Management System
                                        SeaChange Directory Service

5.  Automatic Content Loading,          SeaChange Asset Management System
Distribution                            SeaChange Propagation System

6.  Application and UI Management       SeaChange Application Clients (optional)
                                        Various Set-Top, Internet, and App
                                        Partners

7.  Automated Content Availability      SeaChange Asset Management System
                                        SeaChange Directory Service

8.  Support of On Demand Requests       SeaChange Application Clients (optional)
                                        SeaChange Connection Manager
                                        SeaChange Streaming Service

9.  Fault Tolerance, Resource and       SeaChange Directory Service
    Network Service Management,         SeaChange Connection Manager
    CAS Manager                         SeaChange Streaming Service
                                        SeaChange Propagation System
                                        SeaChange MediaClusters

10. Interface to Subscriber Billing     SeaChange Application Server (opt.)

11. Troubleshooting, Usage, Monitoring, SeaChange Auto-Paging
    Auto-Paging                         SeaChange System Monitor
                                        SeaChange ITV System Logs
                                        SeaChange SeaView

12. Automatic Deletion and System       SeaChange Asset Manager
    Activity Archive                    SeaChange Propagation Service

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13. Scaling support to large, fault     SeaChange MediaClusters
    tolerant Deployments                SeaChange Connection Manager
                                        SeaChange Streaming Service


The SeaChange ITV system has been designed to support centralized and/or distributed distribution networks. Configurations are optimized to make the best use of network bandwidth and concentrations of subscriber populations. Multiple distribution network types are supported. An extraordinarily high degree of automation is built into the system to ensure that it will be easy to use and manage, with minimal operational staff. This capability is proven in our current video products installed throughout the world. The system offers standard APIs for the cable operator's choice of interactive applications (written either by SeaChange or third party developers). It supports full VCR functionality, including fast-forward, rewind, pause/resume.

A unique differentiation of the SeaChange system design is its high degree of fault tolerance. Its goal is 100% service availability to the subscriber. Fault tolerance has been built into the video servers, via the MediaCluster technology. It is also possible to configure the entire system - ITV Command Center included - to withstand failures in the network.

The SeaChange ITV system is extremely scalable. It can be expanded to increase support for interactive set-top boxes or streams in increments of 2,000. The system can scale up to handle a nearly unlimited number of streams from either a centralized headend or distributed across multiple headends and hubs. It is designed to be able to manage tens of thousands of assets, including both MPEG and non-MPEG content. This system is not designed just for movies on demand - but for many interactive applications, all of which use the same set of core services provided by the ITV Command Center.

Scalability spans the following equipment and software:

1. MediaClusters - MediaClusters can scale from very small to very large sets of servers. The largest size of a MediaCluster should tend to reflect the maximum storage requirements for the deployment, since one MediaCluster requires only a single copy of a movie.

2. Connection Management - As simultaneous connections grow, the connection software must also be highly scalable in order to support the demand. The SeaChange Connection Manager has been designed to scale upward endlessly in increments of 2,000 streams.

3. Streaming Services - Video Servers alone are not enough to warrant scaling. As more streams are requested throughout the system, it is also necessary increasing numbers of streams that will be placing more and more demand on system as it

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


    grows. The SeaChange Streaming Service has been designed to scale upward endlessly in increments of 2,000 streams.

4. Disk Storage - SeaChange supports storage upgrades while the system is live, without losing access to current movies stored.

Each of the components and services in the SeaChange ITV system will be described below, including those features of the system which are unique, namely its fault tolerance, configuration flexibility, content management, network management and scalability.

Description and Detailed Listing of Hardware Components:

There are three main server components included with the SeaChange ITV System:


 .   SeaChange IMC 4000, which can be configured either as standalone or in a
    MediaCluster;

 .   SeaChange ITV Command Center Servers, which are clustered in pairs for fault tolerance, and include:

        - Directory Server, two-server cluster

        - Propagation Service, two-server cluster

        - Connection Manager/Streaming Server, two-server cluster

        - Application Server, two-server cluster

 .   Asset Manager, which is available as either a rack mount or tower PC.


ITV MEDIACLUSTER(IMC4000)

The ITV MediaCluster 4000(IMC4000) Video Server is an integral part of SeaChange's ITV system. This compact video server is designed for stand-alone operation or as part of a MediaCluster, with up to hundreds of IMC4000's forming a single virtual server providing fault-resilience with SeaChange's patented single-copy advantages.


The SeaChange IMC4000 -- the newest generation of our Server System -- leaps forward in delivering a greater number of simultaneous video streams and video assets in a more compact rack system. With the capability of packaging up to ten IMC4000 servers in a single rack, the ITV System

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enables cable operators to offer VOD programming to 20,000 subscribers from a selection of over 1,000 feature-length movies -- from a single rack.

The unsurpassed capacity and scalability of the ITV System is derived from its patented MediaCluster technology and Command Center Software with propagation services. The MediaCluster permits the addition of servers to a rack and the addition of racks to a system. The patented MediaCluster enables a single copy of video - movie, commercial, TV program - to support thousands of simultaneous viewers thereby reducing the stream cost for a large video library.

*

Processor/Operating System:

 .   SeaChange V-Stream System Software

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 .   SeaChange Service Disk Software for system snapshots, rebuild and status

 .   *

 .   *

 .   *

Configurations:

 .   Single node or server clusters (minimum size - 3 servers)

 .   Up to 10 IMC4000 installed in

    a standard 19" rack

 .   UL Certified


Power Requirements:

 .   115 VAC or International 220 VAC
 .   50/60 Hz over an operational
 . . Range of 100-240 VAC
 .   48 Volt DC Capable
 .   400 Watts per server

Dimensions:

 .   *
 .   *
 .   *
 .   *
 .   *

Environmental:

 .   Temperature: 10(degrees) to 30(degrees) C (operational)
 .   Humidity: 20% to 80% RH, non-condensing 2000 meters altitude Max


The MediaCluster
----------------

One of the key strengths of SeaChange International is the development of a fault-tolerant video server cluster. The term fault-tolerance is used loosely in the industry and thus should be carefully investigated by operators. However, the patented RAID /2/ /(TM)/ technology inherent in the SeaChange MediaCluster, described below, delivers complete server-level fault tolerance. This fault tolerance is available without the need for a 'backup' server, and without the need or expense of content replication, such as mirroring. The MediaCluster is the only clustering

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


solution available that offers two levels of RAID5 - at both the server and the cluster levels. Besides fault tolerance, the SeaChange MediaCluster provides a unique mechanism for load balancing of both disks and server bandwidth, which is an absolute necessity to be able to effectively scale automatically to hundreds of thousands of streams and tens of thousands of titles.

MediaClusters are composed of several individual video servers that are connected together over a high-speed ethernet network, acting like a single server. Each video or asset is striped across all servers in the MediaCluster. By sharing assets among all servers, fault tolerance is guaranteed in the case of hardware component failure as well as in the case of a complete server failure. This method of RAID /2/ /(TM)/ striping eliminates the expensive option of mirrored or backup servers. MediaClustering allows a collection of SeaChange Video Servers to scale gracefully, share resources, and provide an unprecedented level of resilience to faults. Additional servers can be added as a new member to an existing MediaCluster without having to bring down the MediaCluster. The content residing in the MediaCluster will automatically be distributed to the new member. Multiple MediaClusters can be configured together to form a Video Store, enabling many thousands of streams from a single site or a single system, distributed across many sites.

The IMC 4000 members of a MediaCluster act as a single computing system, reading and writing data objects. A single view is provided of all data objects to each of the servers in the MediaCluster. The SeaChange MediaCluster architecture provides access to videos as data objects in the same way a file server provides "files" to network clients. Since the MediaCluster members manage their own file systems and export access only to the data objects, each MediaCluster member can read, write or delete files from its local file system without disrupting the other servers in the MediaCluster. Data objects are fragmented and written to the members of a MediaCluster using RAID5 striping and parity techniques for maximum fault resilience.

Textual Description of Graphic: Pentagon with a picture labeled "VS 100 40GB" at each corner of the pentagon, arrows connecting each of the points to the others, and a label on one of the arrows stating "High-speed internal digital video interconnects."

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MediaCluster members are connected by a private full-duplex 100Mb/second Fast
Ethernet network links, using the highest-speed industry-standard ethernet connection hardware, coupled with SeaChange device drivers and networking protocols, for fullest network bandwidth utilization.

This network design enables the delivery of high-resolution MPEG-2 video streams in real-time, with predictable response times, sub-second error recovery and excellent price/performance. Sharing of video data resources across the entire MediaCluster without replication is a vital feature. All members of the MediaCluster have access to the video files stored on each of the other MediaCluster members. This provides disk load balancing as well as bandwidth load balancing.

The workload requests of streams will automatically be balanced and shared among
the members.   The impact of automated load balancing is evident in several areas. There is no need to manually move files from one disk to another or one server to another, or even one MediaCluster to another for the purpose of eliminating hot spots. Another benefit of a perfectly balanced system is linear improvements in performance as streams and servers are added to a MediaCluster.

Each individual video asset is striped across all servers of the MediaCluster using SeaChange RAID/2/ technology. Each MediaCluster server supports multiple slices of the ITV system; thus, a single copy of a video on a single MediaCluster can be used as a source to multiple slices of the system. This greatly reduces the number of replicas that must be created for each video asset in order to make the video available to multiple slices, and reduces the amount of video propagation that must be managed. Since the video is striped across all disks in the MediaCluster, the total service bandwidth of the MediaCluster can be applied to a single video.


Integrated QAM Support

*
Integrated upconverters are not part of the first release of the product, but is being planned for a later release. External QAMs from Motorola, Harmonic or others can also be used if desired.

ITV Command Center Servers

The SeaChange ITV system includes database server hardware that houses the software elements of the ITV Command Center, namely, the Directory Services, Asset Propagation Service, Connection Manager, Streaming Service, and
Application Service.   These database servers are one RU high and configured for
extensive fault tolerance and scalability through the utilization of NT-based clustering. In each system configuration, you will find one instance of a fault-tolerant pair of servers housing the Directory Service, a 2/nd/ fault-tolerant pair of servers housing

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the Propagation Service. Then for every 2,000 incremental streams, an additional pair of servers is included to house the Connection Manager/Streaming Service, and a final pair of servers containing the Application Service. In this manner, the ITV Command Servers are designed to scale upward to handle an unlimited number of streams, assets and applications

The Asset Manager

The final server in the system, of which there is typically a single instance, is the Asset Manager. This server is available in either a rackmount or pedestal/desktop offering, depending upon the operations requirement of the customer. It is the primary interface for the customer to manage content.

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Description and Detailed Listing of Software Components:

ITV Software Architecture

The SeaChange ITV Management System provides all of the required software to deliver Asset Management, Connection Management, Streaming Services, User Interface, and Propagation Services to automate the management of streams and movement of videos across various delivery networks. All of these services are designed to be fault tolerant, with multiple levels of redundancy implemented at both the hardware and software levels to maximize subscriber service availability.


In order to obtain an end-to-end video on demand system, the software to control and manage all the aspects of video server integration into the digital broadcast network is mandatory. The figure below shows the various components, both hardware and software needed to offer a complete end-to-end solution for video on demand. The shaded boxes represent the software functions, developed by SeaChange, that are necessary to ensure a complete, working and manageable ITV system. Descriptions of each of these software components that form the SeaChange ITV Command Center follows:

SeaChange ITV System

*

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 *

Media, Attribute, and Location Management
-----------------------------------------

As television content offerings change and new content becomes available or old content is discontinued, there must be an automated method of scheduling and managing the physical content file and database manipulation. It cannot be expected in a large-scale deployment that video files be copied manually for each lineup modification. The SeaChange ITV content management system includes the Asset Management system (to monitor media objects and ensure their timely installation, modification, and deletion), the Directory Service (to store extensible metadata about media objects), and the Propagation Service (to perform intelligent asset replication automatically).

The SeaChange Asset Manager controls the management of assets such as MPEG2 video/audio, configuration files, data, etc., throughout their entire lifecycle. The Asset Manager allows for manual or automated asset control throughout various stages of an asset's life, including compression, delivery (tape or automated transfer), loading, validation, subscriber availability, disabling, and deletion. The Asset Manager also allows for easy viewing, history, and auditing of server content.

The Asset Manager provides a consistent method of managing MPEG and non-MPEG content including video, audio, text, font, graphic files, etc. - all of the content and data that belongs to the widest variety of interactive applications. It is designed to minimize operational tasks associated with content management throughout its lifecycle by automation of those tasks from media readiness to deletion. It automates content lifecycle state changes by date and time and it allows advance scheduling of asset lifecycle. It provides a real-time interface to manage the addition, deletion and modification of content onto MediaClusters. The Asset Manager provides various methods for input, from an easy-to-use graphical user interface to automated file downloads (future release). It is the tool that can be used from a central location to remotely manage a single or multiple sites, even a national network of systems. It also drives content manipulation and distribution processes such as the Propagation Service (see description below).

The SeaChange Directory Service is the underlying database for the system. It provides high-speed access to the system for content attributes and stores all content location and those attributes such as metadata, prioritization, application links, groups, and locations. It is responsible for maintaining the hierarchical namespace of videos, and for maintaining system object information and attributes associated with those objects.

The Directory Service stores and maintains the integrity of these system objects:

 .  Atomic Elements

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 .  Assets
 .  Applications
 .  Folders and Entries
 .  Sites

The Directory Service delivers performance scalability, achieved via effective database and service design, SQL Server tuning, and a high-performance master database system with multiple read-only systems, with even distribution of the load between them. A second design goal of the Directory service includes high availability, which is achieved via running the Master Directory Service on an NT Cluster and by providing multiple read-only replicas. The underlying metadata is customizable by application, and completely extensible, which is made possible by effective database and API design.

Physical placement and control of content is handled by the SeaChange Propagation Service which performs high speed content placement and manipulation to allow for proper automated prioritization of content based on configurable parameters for the system or media types. The Propagation Service loads content into and deletes content from the ITV Filestore on request from the Asset Manager. It creates and deletes additional replicas of MPEG assets to meet anticipated user demand. Only a single copy of a video is required per MediaCluster, therefore minimizing the cost of disks.

The Propagation Service automatically manages replication across a network from one MediaCluster to another MediaCluster. It insures that a playable copy of an asset exists when requested by a subscriber, and it accomplishes this task economically, by taking account of priorities and values of assets and usage statistics of assets.

Through these automation techniques, the Propagation Service:

 .  Optimizes use of bandwidth and storage
 . Moves files as needed between servers (including remote/distributed servers) . Tracks subscriber streaming and plans activities accordingly
 .  Anticipates asset life-cycle and ensures content is available
 .  Maintains priorities based on operator business rules
 .  Prioritizes based on localized viewing trends

Operational staff requirements are minimized because replica management across the network is completely automated. The Propagation Service supports the delivery network model defined by the Connection Manager (see details below) in particular of segmented networks where not all MediaClusters are accessible to all optical transmitter groups.

                                      36
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                       Propagation Service Illustration

Textual Description of Graphic: Square with arrows connecting adjacent corners and labeled "Fiber Ring." The corners of the square are labeled "5-server cluster," "Headend," "Hub," and the fourth is unlabeled but contains a series of rectangles.

Session and Bandwidth Management and Client/Server Communication
----------------------------------------------------------------

In addition to digital broadcast session management, SeaChange provides interactive session and bandwidth management through the SeaChange Connection Manager. The Connection Manager maintains control of all network and server bandwidth. It also manages failover of components in reassigning a new network path to continue streaming video or other assets.

The three key functions of the Connection Manager are to:

 .  Allocate and manage network bandwidth
 .  Perform scaling for large deployments
 .  Communicate network traffic with set-top clients and network controllers

The Connection Manager presents a highly available "server" interface to the delivery network and set-top to request the streaming of video and to control the streaming process. It present a logically abstracted, delivery network independent interface to the Interactive TV platform. Qualified interactive requests are communicated to the ITV system via the Connection Manager, and the best video server output port to deliver the requested stream is then automatically decided. The Connection Manager selects the best delivery network path to stream the video to the set-top, and directs the set up of the necessary network resources to connect the set-top to the stream. It provides a proxy interface for the set-top to the Streaming Service for stream control, and a highly available "server" interface to the delivery network and set-top to request the streaming of video and to control the streaming process. The Connection Manager then chooses the best server output port to deliver the requested stream.

Client/Server communication is provided through the SeaChange Streaming Service, which monitors and manages all MPEG2 streams through the network and supports flexible business parameters, that allows to optimize bandwidth use and de-allocation. It provides for client requests such as play, pause, fast forward, rewind, and skip forward/back.

The Streaming Service provides application-independent stream management, and interfaces with the Connection Manager and application servers. It is the core service that drives the delivery of video from the MediaClusters, and abstracts all aspects of the video servers and the delivery network from the interactive applications. The Streaming Service is involved in stream creation/tear-down as well as in driving stream content. As with all the other SeaChange ITV software, it runs in a fault-tolerant configuration on NT Clusters, and is scalable to support an arbitrarily large MediaCluster and set-top population, with automatic load balancing. The Streaming Service also supports the concept of persistent streams. With stream persistency, whenever a fault occurs in a software component involved in streaming, all software components "above" the stream will fail over and the underlying streams will not be lost.

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The VOD Server uses the underlying video delivery platform to allow viewers to purchase movies and other on-demand videos from the variety of ITV applications available. The VOD Server talks to your billing system to charge the user for videos watched. The VOD server also monitors the progress of viewing, including preview and VCR control. The VOD Server contains viewing/billing mechanics that minimize denials. It is easily adapted to different billing and credit systems. The VOD server maintains viewing states in persistent storage, re-attaches to streams on startup. Its parameters are operator-configurable, and are entered through configuration interface. The performance is closely associated by available bandwidth to the client, delivery network and credit system latencies.

SeaChange will supply the VOD client for the Scientific Atlanta environment. Liberate will supply the Movies-on-Demand Client for the Motorola environment and it will be integrated with the SeaChange system. SeaChange or other middleware and IPG vendors can also provide solutions for the Movies-On-Demand Client for the Motorola environment.

The Movies on Demand application allows subscribers to purchase movies for viewing on their television. It allows viewers to find and select videos, and it uses the ITV system to play videos to the set-top. It provides a flexible user interface and a fast, easy, and effective navigation interface into the system. It has been designed to use minimum bandwidth and to work well with different levels of available bandwidth.

The SeaChange MOD Application presents the subscriber with choices of movies to watch. The available movies are determined by the currently available assets as managed by the Content Management Components and filtered by the Movies on Demand Application. Once a movie is selected, the Movies on Demand Application supports a point to point model, where there is a single subscriber who owns the video stream. The subscriber is given VCR functionality over the video stream; that is, the subscriber can pause, fast-forward, rewind, or resume the video at any point in time. If a video is "paused" for a configurable amount of time, then it is "suspended" so resources can be reclaimed. The MOD Application ensures that the video purchaser has the necessary credit and posts a charge to the billing system if so. A notion of "grace" or "preview" period is supported. If the subscriber requests a video, but then stops watching the video before the preview period is complete, the Movies on Demand Application will tear down the video stream without billing the subscriber. The Movies on Demand Application enforces a "play window" (i.e., a duration exceeding the duration of the actual video by some configurable amount) for which the subscriber owns the video stream. The Movies on Demand Application allows subscribers to control blocking of videos by movie rating. This blocking is controlled through PINs.

ITV Command Center Servers
--------------------------

The SeaChange ITV system includes database server hardware that houses the asset management, directory services, asset propagation service, connection management, streaming control, and application services management. All database servers and services are built for extensive fault tolerance and scalability (either by number of simultaneous streams or number of

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


titles). The components of the SeaChange ITV system platform and the Movies-on-Demand application are all designed to be tolerant of faults: software, as well as hardware. The end result is that these services are highly available. Recovery from such errors occurs with minimal to no impact on service delivery.

The SeaChange ITV Command Center also does load balancing across its video servers, delivery networks, system services and application services in order to ensure an effective use of resources. Based on topology, load, and state information that the ITV system acquires from the MediaClusters and delivery network, the ITV Connection Manager selects the desired stream for a video to be delivered to a set-top. If a path is not available to deliver the requested video to the subscriber, the ITV Connection Manager generates an event for the cable operator, and the requesting set-top application is provided a standard error message. When the operator is notified of a resource shortage, they can add additional resources of which the Connection Manager will automatically become aware. Furthermore, the ITV system balances the load across instances of its services and instances of the ITV application. In other words, as new sessions are established from set-top applications, they are routed to the least loaded instance of the ITV Connection Manager and ITV Application. This scheme ensures that each new session is serviced as quickly as possible.

Detailed Listing of Software Components:

 .  Asset Manager Software
 .  Primary Directory Service Software with Database Licenses
 .  Secondary Directory Service Software with Database Licenses
 .  Primary Propagation Service Software
 .  Secondary Propagation Service Software
 .  Primary Streaming and Connection Software
 .  Secondary Streaming and Connection Software, Scaling Option Access Database
   for Report Generation
 .  Primary Movies on Demand Application Headend Software
 .  Secondary MOD Application Headend Software, Scaling Option
 .  Billing Interface
 .  Movies-on-Demand Integrated Set-top Box Client Application
 .  Microsoft SQL Server
 .  Windows NT Server and Client
 .  PC Anywhere

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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.



Itemized Bill of Materials (Quantities will vary depending upon System Sizing)

SeaChange reserves the right to replace the itemized list of material as new more cost-effective technologies become available.

*

                                   Header A



[***]

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

   *

         CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

*

     CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
     SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


*

        CONFIDENTIAL MATERIAL OMITTED AND REFILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSIOM. ASTERISKS DENOTE OMISSIONS.

*

     CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
     SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.
*

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

*

* Racks included for SeaChange equipment, quantities dependent upon system specifications.

** Network equipment to connect SeaChange equipment to Local Area Network.
                        Connections to customer LAN/WAN

                                                                    Attachment E
                                                                    ------------


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION THAT QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND FOR WHICH, SUBJECT TO LIMITED EXCEPTIONS, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT HAS BEEN PROVIDED.


Warrant No. S-__                                     Date: [____________], 2000


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                         SEACHANGE INTERNATIONAL, INC.


               Void after 5:00 P.M. (United States Eastern Time)
                 on [_____________], 2005, as provided herein.



     This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged, Comcast SC Investment, Inc., or its registered assigns (the "Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from SeaChange International, Inc., a Delaware corporation (the "Company"), One Hundred Thousand (100,000) (the "Warrant Number") validly issued, fully paid and nonassessable shares (the "Warrant Shares") of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), subject to adjustment as provided herein, at a purchase price equal to $21.4475 per share (the "Exercise Price").

     The term "Warrant" as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

     1.     Term of Warrant.  Subject to the terms and conditions set forth
            ---------------
herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on [__________], 2000 and ending at 5:00 P.M. (United States Eastern
Time) on [_____________], 2005 (subject
to extension as provided below, the "Exercise Period"); provided, however, that
(a) in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday or United States federally recognized holiday, the expiration date for this Warrant shall be extended to 5:00 P.M. (United States Eastern
Time) on the Business Day (as defined in Section 6(i)) following such Saturday, Sunday or recognized holiday, (b) in the event that, on the expiration date of this Warrant, the Company is then required, pursuant to an effective demand therefor under that certain Registration Rights Agreement dated as of December 1, 2000 between the Company, the initial purchaser hereof and an affiliate of the initial purchaser (the "Registration Rights Agreement") to use its best efforts to effect, or is in the process of effecting, a registration under the Securities Act of 1933, as amended (the "Securities Act") for a public offering in which Warrant Shares are entitled to be included as provided in the Registration Rights Agreement, or if the Company is in default of any such obligations to register the sale of such Common Stock, the right to exercise this Warrant shall continue until the later of 5:00 P.M. (United States Eastern
Time) on the 30th day following the date on which such registration shall have become effective or the 30th day following the date all such defaults shall have been cured, and (c) in the event that, on the expiration date of this Warrant, the Holder and the Company are in the process of complying with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in accordance with the provisions of Section 2(d) below, the right to exercise this Warrant shall continue until 5:00 P.M. (United States Eastern
Time) on the 30th day following the date on which any waiting period under the HSR Act applicable to the exercise of the Warrant shall have expired or been terminated; provided that, in the case of (b), the Holder has requested that the Company commence the registration of Warrant Shares at least 30 days prior to the expiration date of the Exercise Period.

     2.   Exercise of Warrant.
          -------------------

          (a) This Warrant may be exercised by the Holder, in whole or in part, by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in any manner specified in subsection (c) of this Section 2.

          (b) The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within ten days thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

          (c) The Exercise Price shall be payable (i) in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers' check in lawful money of the United States of America; (ii) by surrendering to the Company the right to purchase a number of Warrant Shares equal to the product obtained by multiplying the number of Warrant Shares to be purchased (including any Warrant Shares to be surrendered) by a fraction, the numerator of which is the Exercise Price and the denominator of which is the Current Market Price (as defined in Section 6(i) below) of the Common Stock on the date of exercise of the Warrant, or (iii) in any combination of (i) or (ii). In the event the Exercise Price is to be paid, in whole or in part, in accordance with the payment method described in clause (ii), and compliance with the provisions of the HSR Act is required in accordance with subsection (d) of this Section 2 prior to the consummation of such exercise, the Current Market Price of the Common Stock shall be calculated as of the date on which the Holder notifies the Company of its decision to exercise the Warrant, pending compliance with the provisions of the HSR Act, rather than the date of the consummation of such exercise.

          (d) The Holder agrees that any exercise of this Warrant is, to the extent applicable, subject to compliance with the provisions of the HSR Act. The Company agrees that, in the event that the exercise of this Warrant by the Holder requires compliance with any provisions of the HSR Act, the Company shall cooperate with the Holder in connection with any such filings by (i) making all filings required to be made on the Company's part under the HSR Act and (ii) promptly furnishing, or causing to be furnished, any information that may be required by the Federal Trade Commission or the Department of Justice under the HSR Act.

     3.   No Fractional Shares or Scrip. No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Current Market Price multiplied by such fraction or, at the Company's option, round such fractional share to the nearest whole share.

     4.   Replacement of Warrant. On receipt of evidence reasonably satisfactory
          ----------------------
to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     5.   Rights of Stockholders. Subject to the provisions of Sections 6(l) and
          ----------------------
8 hereof, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

     6.   Antidilution Provisions. The Exercise Price and the Warrant Number
          -----------------------
shall be subject to adjustment from time to time as provided in this Section 6.

          (a) In case the Company shall pay or make a dividend or other distribution on the Common Stock of the Company in Common Stock or any other security convertible into or exchangeable for shares of Common Stock (other than any rights, options or warrants described in subsection (b) of this Section 6), the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (ii) the denominator shall be the sum of (A) such number of shares referred to in clause (i) and (B) the total number of shares of Common Stock constituting such dividend or other distribution (or, in the case of a dividend or distribution of securities convertible into or exchangeable for shares of Common Stock, the total number of shares of Common Stock underlying such securities), such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (b) In case the Company shall hereafter issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock (such rights, options or warrants not being available on an equivalent basis to Holders of the Warrants upon exercise) at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), (i) the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for such determination shall be reduced by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such rights, options or warrants by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and (B) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase (or such number of shares of Common Stock underlying any convertible securities so offered for subscription or purchase), such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination (for the purposes of this subsection (b), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock), and
(ii) if any such rights, options or warrants expire or terminate without having been exercised or are exercised for a consideration different from that utilized in the computation of any adjustment or adjustments on account of such rights, options or warrants, the Exercise Price with respect to any Warrant not theretofore exercised shall be readjusted such that the Exercise Price would be the same as would have resulted had such adjustment been made without regard to the issuance of such expired or terminated rights, options or warrants or based upon the actual consideration received upon exercise thereof, as the case may be, which readjustment shall become effective upon such expiration, termination or exercise, as applicable; provided, however, that all readjustments in the Exercise Price based upon any expiration, termination or exercise for a different consideration of any such right, option or warrant, in the aggregate, shall not cause the Exercise Price to exceed the Exercise Price immediately prior to the time such rights, options or warrants were initially issued (without regard to any other adjustments of such number under this subsection
(b) that may have been made since the date of the issuance of such rights, options or warrants).

          (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such combination becomes effective shall be proportionately increased.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in subsection (b) of this Section 6, any dividend or distribution paid exclusively in cash and any dividend referred to in subsection (a) of this
Section 6), the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which (i) the numerator shall be the Current Market Price at the close of business on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, and (ii) the denominator shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (e) The Company may make such reductions in the Exercise Price, in addition to those required by subsections (a), (b), (c) and (d) of this Section 6, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (f) In case of any reclassification, recapitalization or other change in the outstanding securities of the class issuable upon exercise of this Warrant (including any such reclassification, recapitalization or other change upon a consolidation or merger in which the Company is the continuing corporation, but not including any transactions for which an adjustment is provided in subsection (c), (d) or (g) of this Section 6), the Company shall execute and deliver to the Holder a new warrant certificate, satisfactory in form and substance to the Holder and without payment of any additional consideration therefor, providing that the Holder shall have the right thereafter, during the period such Warrant shall be outstanding, to exercise such Warrant into the kind and amount (if any) of securities, cash and other property receivable upon such reclassification, recapitalization or other change by a holder of the number of shares of Common Stock issuable upon exercise of this Warrant had it been exercised immediately prior to such reclassification, recapitalization or other change. Such new Warrant shall provide for adjustments that, for events subsequent to the effective date of such new Warrant, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions of this subsection (f) shall similarly apply to successive reclassifications, recapitalizations and other changes in the outstanding securities of the class issuable upon exercise of this Warrant.

          (g) In case of any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, at the election of the Holder of the Warrant represented hereby, the person formed by such consolidation or resulting from such merger or that acquires such assets, as the case may be, shall execute and deliver to the Holder a new warrant certificate, satisfactory in form and substance to the Holder and without payment of any additional consideration therefor, providing that the Holder shall have the right thereafter, during the period such Warrant shall be outstanding, to exercise such Warrant into the kind and amount (if any) of securities, cash and other property receivable upon such consolidation, merger, sale of transfer by a holder of the number of shares of Common Stock issuable upon exercise of this Warrant had it been exercised immediately prior to such consolidation, merger, sale or transfer. If the holders of the Common Stock may elect from choices the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer, then for the purpose of this Section 6 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer shall be deemed to be the choice specified by the Holder, which specification shall be made by the Holder by the later of (i) ten Business Days after the Holder is provided with a final version of all information required by law or regulation to be furnished to holders of Common Stock concerning such choice, or, if no such information is required, ten Business Days after the Holder is provided with a final version of all information that was otherwise furnished to the holders of Common Stock concerning such choice, and (ii) the last time at which holders of Common Stock are permitted to make their specification known to the Company. If the Holder fails to make any specification, the Holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Common Stock not affiliated with the Company or the other person to the merger or consolidation. Such new Warrant shall provide for adjustments that, for events subsequent to the effective date of such new Warrant, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 6. The above provisions of this subsection (g) shall similarly apply to successive consolidations, mergers, sales or transfers.

          (h) Whenever there shall be any change in the Exercise Price under this Section 6, then there shall be an adjustment (to the nearest thousandth of a share) in the Warrant Number, which adjustment shall become effective at the time such change in the Exercise Price becomes effective and shall be made by multiplying the Warrant Number in effect immediately before such change in the Exercise Price by a fraction the numerator of which is the Exercise Price immediately before such change and the denominator of which is the Exercise Price immediately after such change.

          (i)  For the purpose of any computation under subsection (c) of
Section 2, Section 3 or subsection (b) or (d) of this Section 6, the current market price per share of Common Stock (the "Current Market Price") on any day shall be deemed to be the closing price per share on the earlier of the day in question or the day before the Ex Date (as defined below) with respect to the issuance, payment or distribution. For this purpose, the term "Ex Date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board for that purpose. For purposes of this Warrant, the term "Business Day" shall mean any day except a Saturday, Sunday or any day on which banking institutions are authorized or required to close in the city of New York, New York.

          (j) No adjustment in the Exercise Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this subsection (j)) would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments that by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (j) shall be made to the nearest cent or to the nearest 1/100 of a share of Common Stock, as the case may be. Notwithstanding the foregoing, any adjustment required by this subsection (j) shall be made no later than the expiration of the right to exercise the Warrant or a portion thereof.

          (k)  Whenever the Exercise Price is adjusted as herein provided:

               (i) the Company shall compute the adjusted Exercise Price in accordance with Section 6 and shall prepare a certificate signed by the treasurer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with any transfer agent; and

               (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be required, and as soon as practicable after it is required, such notice (together with a copy of the certificate prepared under Section 6(k)(i) hereof) shall be mailed by the Company to the Holder of the Warrant at its last address as shall appear in the Warrant Register (as defined in Section 7(a)).

          (l)  In case:

               (i) the Company shall declare a dividend or other distribution on its Common Stock (other than a dividend payable exclusively in cash that would not cause an adjustment to the Exercise Price to take place pursuant to
Section 6 above);

               (ii) the Company or any of its subsidiaries shall make a tender offer for the Common Stock;

               (iii) the Company shall authorize the granting to all Holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class;

               (iv) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (v) of the voluntary of involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with any warrant agent, and shall cause to be mailed to the Holder of this Warrant at its last address as shall appear in the Warrant Register, at least ten days prior to the effective date hereinafter specified, a notice stating (A) the date on which a record has been taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend, distribution, rights, options or warrants is to be determined, or (B) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses
(i) through (v) of this
subsection (l).

     7.   Transfer of Warrant.
          -------------------

          (a)  Warrant Register.  The Company will maintain a register (the
               ----------------
"Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register or transfer this Warrant in accordance with the terms of this Warrant by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until receipt by the Company of written notice from the Holder requesting a change of address or the transfer of this Warrant, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes.

          (b)  Warrant Agent.  The Company may, by written notice to the Holder,
               -------------
appoint an agent for the purpose of maintaining the Warrant Register referred to in subsection (a) of this Section 7, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

     (c)  Transferability.  Subject to the restrictions on transfer set forth in
          ---------------
subsection (d) of this Section 7, title to this Warrant may be transferred, in whole or in part, by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferred by endorsement and delivery. Upon surrender of this Warrant for transfer, properly endorsed on the Assignment Form, the Company at its expense shall issue, on the order of the Holder, a new warrant or warrants of like tenor, in such name as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof. Each holder of this Warrant, by holding it, agrees that this Warrant, when endorsed in blank, may be deemed negotiable, and that, when this Warrant shall have been so endorsed, the holder of this Warrant may be treated by the Company and all other persons dealing with this Warrant as the absolute owner of this Warrant for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer of this Warrant on the books of the Company, any notice to the contrary notwithstanding.

     (d)  Compliance with Securities Laws.
          -------------------------------

          (i) The Holder of this Warrant, by acceptance hereof, acknowledges that the transfer of this Warrant and the Warrant Shares is subject to the Holder's compliance with the provisions of the Securities Act and any applicable state securities laws in respect of any such transfer.

          (ii) The certificate or certificates representing any Warrant Shares acquired upon exercise of this Warrant, and any Common Stock or other securities issued in respect of such Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with the following legend (unless such a legend is no longer required under the Securities Act):

     THE TRANSACTION IN WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION THAT QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND FOR WHICH, SUBJECT TO LIMITED EXCEPTIONS, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT HAS BEEN PROVIDED.

          (iii) The Company shall not be required to register the transfer of this Warrant or the Warrant Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company that this Warrant or the Warrant Shares, as applicable, are eligible for transfer without registration under the Securities Act; provided, however, that no such opinion of counsel shall be necessary in order to effectuate a transfer of this Warrant or any of the Warrant Shares (A) in accordance with the provisions of Rule 144(k) promulgated under the Securities Act or (B) with respect to the Warrant Shares, in accordance with the intended method of disposition set forth in the registration statement to be filed by the Company pursuant to that certain Common Stock and Warrant Purchase Agreement dated as of December 1, 2000 between the Company and the initial purchaser of this Warrant or any other registration statement filed by the Company and covering the Warrant Shares pursuant to the Registration Rights Agreement.

          (iv) The conditions precedent imposed by this subsection (d) upon the transferability of this Warrant and the Warrant Shares shall cease and terminate as to this Warrant and any of the Warrant Shares (A) when such securities shall have been registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such securities, (B) at such time as the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the restrictive legend on such securities is no longer required in order to establish compliance with the provisions of the Securities Act, or (C) when such securities are transferred pursuant to Rule 144 or become transferable in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. Whenever the conditions imposed by this subsection (d) shall terminate as hereinabove provided with respect to any of the Warrant Shares, the holder of any such securities bearing the legend set forth in Section 7(d)(ii) shall be entitled to receive from the Company, without expense (except for the payment of any applicable transfer taxes) and as expeditiously as possible, new stock certificates not bearing such legend.

     8. Covenants of the Company. The Company hereby covenants and agrees that:
          (a) during the term of this Warrant, the Company will reserve a sufficient number of shares of authorized and unissued Common Stock to provide for the issuance of Common Stock, which shares shall be duly authorized, fully paid and non-assessable, upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant;

          (b) the Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company;

          (c) all shares that may be issued upon the exercise of this Warrant, upon exercise of this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein);

          (d) issuance of this Warrant by the Company shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant; and

          (e) all Warrant Shares will upon issuance be listed on the Nasdaq National Market System or the principal such other securities exchange or quotation system on which the Common Stock is then listed or quoted.

     9.   Notices.  Notices under this Warrant to the Company and the Holder
          -------
shall be provided in the manner, and to the addresses of the Company and the Holder, set forth in the Registration Rights Agreement, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     10.  Amendments.  Neither this Warrant nor any term hereof may be amended,
          ----------
waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     11.  Governing Law.  This Warrant shall be governed in all respects by the
          -------------
internal laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

     12.  Successors and Assigns.  This Warrant shall be binding upon the
          ----------------------
Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and assigns.

     13.  Attorney's Fees.  In the event of a dispute with regard to the
          ---------------
interpretation of this Warrant, the prevailing party may collect the cost of reasonable attorney's fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party's rights hereunder.

     IN WITNESS WHEREOF, SEACHANGE INTERNATIONAL, INC. has caused this Warrant to be executed by its authorized officer.

     Dated:  [______________], 2000


                                    SEACHANGE INTERNATIONAL, INC.


                                    By:___________________________________

                                    Name:_________________________________

                                    Title:________________________________

                              NOTICE OF EXERCISE


To:  SEACHANGE INTERNATIONAL, INC.


     (1) The undersigned hereby elects to purchase _______________ shares of Common Stock of SeaChange International, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                                ________________________________
                                                            (Name)

                                                ________________________________
                                                            (Name)


     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:



                                                ________________________________
                                                            (Name)


_____________________
       (Date)                                   ________________________________

                                                           (Signature)

                                ASSIGNMENT FORM


     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:


                                                     No of
     Name of Assignee          Address               Shares
     ----------------          -------               ------



and does hereby irrevocably constitute and appoint as Attorney
__________________ to make such transfer on the books of SEACHANGE INTERNATIONAL, INC., maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws.

     Dated: _____________________________



                                             _______________________________
                                                    Signature of Holder

                                                                    Attachment F
                                                                    ------------

                     Form of Registration Rights Agreement
                     -------------------------------------

Incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-3 filed December 6, 2000 (File No. 333-51386).